                                                                    Exhibit 10.7
                                                                [EXECUTION COPY]



                          SECOND AMENDED AND RESTATED
                         GOLD BULLION LOAN AGREEMENT,

                         dated as of February 11, 1999
               (amending and restating the Amended and Restated
                         Gold Bullion Loan Agreement,
                         dated as of August 9, 1996),

                                     among

                                ECHO BAY INC.,

                                 as Borrower,

                              ECHO BAY MINES LTD.
                       and certain of its Subsidiaries,

                                as Guarantors,

                        CERTAIN FINANCIAL INSTITUTIONS
                               FROM TIME TO TIME
                                PARTIES HERETO,

                                 as the Banks,

                                      and

                           THE BANK OF NOVA SCOTIA,

                                   as Agent.

                                 TABLE OF CONTENTS
                                 -----------------

Section                                                                     Page
-------                                                                     ----

               ARTICLE 1.CERTAIN DEFINITIONS AND ACCOUNTING TERMS


1.1.   Certain Defined Terms...............................................   2

      ARTICLE 2.LOAN AND RETURN OF GOLD AND DOLLARS; FORWARD SALES OF GOLD

2.1.   Term Advances of Gold or Dollars....................................  17
2.2.   Revolving Advances of Gold or Dollars...............................  18
2.3.   Making the Advances.................................................  19
2.4.   Delivery and Return of Dollars......................................  20
2.5.   Delivery and Return of Gold.........................................  20
2.6.   Issuance Procedures.................................................  21
2.7.   Other Banks' Participation..........................................  21
2.8.   Disbursements.......................................................  22
2.9.   Reimbursement.......................................................  22
2.10.  Deemed Disbursements................................................  22
2.11.  Nature of Reimbursement Obligations.................................  23
2.12.  Interest............................................................  24
2.13.  Payment Dates.......................................................  26
2.14.  Fees................................................................  26
2.15.  Reduction of the Revolving Commitment, Letter of Credit Commitment..  27
2.16.  Optional Prepayment.................................................  27
2.17.  Mandatory Prepayment................................................  27
2.18.  Amount and Allocation of Partial Prepayments........................  28
2.19.  Conversion of Borrowings............................................  29
2.20.  Risk of Loss........................................................  30
2.21.  Inability to Provide Gold or Dollars at LIBOR.......................  30
2.22.  Yield Protection....................................................  32
2.23.  Payments and Computations...........................................  33
2.24.  Advance, Conversion, Renewal or Payment on Business Day.............  34
2.25.  Sharing of Payments, Etc............................................  34
2.26.  Forward Sales.......................................................  35

               ARTICLE 3.CONDITIONS OF LENDING AND FORWARD SALES

3.1.    Conditions Precedent to Borrowing or Forward Sale....................   36
3.2.    Conditions Precedent to All Advances, Forward Sales, Conversions
        and Renewals.........................................................   37

                   ARTICLE 4.REPRESENTATIONS AND WARRANTIES

4.1.    Representations and Warranties of the Borrower and the Guarantors.....  38
4.2.    Warranties of the Banks With Respect to the Gold......................  42
4.3.    Warranties of the Borrower and the Guarantors With Respect to the Gold  42

            ARTICLE 5.COVENANTS OF THE BORROWER AND THE GUARANTORS

5.1.    Affirmative Covenants.................................................  42
5.2.    Negative Covenants....................................................  47

                    ARTICLE 6.ABSOLUTE CONTINUING GUARANTEE


6.1.    Undertaking...........................................................  51
6.2.    Unconditional Guarantee...............................................  52

                          ARTICLE 7.EVENTS OF DEFAULT

7.1.    Events of Default.....................................................  56

                              ARTICLE 8.THE AGENT

8.1.    Authorization and Action..............................................  60
8.2.    Notification of Banks.................................................  60
8.3.    Agent's Reliance, Etc.................................................  60
8.4.    The Bank of Nova Scotia and Affiliates................................  60
8.5.    Bank Credit Decision..................................................  61
8.6.    Indemnification.......................................................  61
8.7.    Successor Agent.......................................................  61

                           ARTICLE 9.MISCELLANEOUS


9.1.    Waivers, Amendments, Etc......................................  62
9.2.    Notices, Etc..................................................  63
9.3.    No Waiver; Remedies...........................................  63
9.4.    Accounting Terms..............................................  63
9.5.    Costs, Expenses and Taxes.....................................  63
9.6.    Right of Setoff...............................................  64
9.7.    Successors and Assigns; Governing Law.........................  65
9.8.    Consent to Jurisdiction.......................................  67
9.9.    Waiver of Jury Trial..........................................  67
9.10.   Execution in Counterparts.....................................  67
9.11.   Confidentiality...............................................  67
9.12.   Severability..................................................  68

                          SECOND AMENDED AND RESTATED
                          GOLD BULLION LOAN AGREEMENT
                          ---------------------------


     THIS SECOND AMENDED AND RESTATED GOLD BULLION LOAN AGREEMENT, dated as of February 11, 1999 (as further amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), made and entered into
                                            ---------
as of the Amendment Effective Date (such capitalized term and other terms used in this Agreement to have the meanings set forth in Article 1), by and among
                                                    ---------
ECHO BAY, INC., a Delaware corporation (the "Borrower"), ECHO BAY MINES LTD., a
                                             --------
corporation incorporated under the laws of Canada (the "Parent"), ROUND MOUNTAIN
                                                        ------
GOLD CORPORATION, a Delaware corporation ("RMGC"), ECHO BAY MINERALS COMPANY, a
                                           ----
Delaware corporation, (subject to Section 5.2(j)), ECHO BAY CAPITAL CORPORATION, an Irish corporation ("EBCC") and ECHO BAY EXPLORATION INC., a Delaware
                       ----
corporation (together with the Parent, individually a "Guarantor" and
                                                       ---------
collectively the "Guarantors"), each of the financial institutions named from
                  ----------
time to time in Schedule 1 hereto, including any Assignee Bank (individually a
                ----------
"Bank" and collectively the "Banks") and THE BANK OF NOVA SCOTIA, a Canadian
-----                        -----
chartered bank ("Scotiabank"), as agent for the Banks (in such capacity, the
                 ----------
"Agent").
------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower (directly and through its Subsidiaries and others) is engaged in the business of exploring for, developing, owning interests in and operating precious metals properties, including gold mines, and requires funds to finance, directly or indirectly, the acquisition of precious metals property interests, for working capital needs and for other general corporate purposes;

     WHEREAS, the Borrower, the Banks, signatories to this Agreement on the Amendment Effective Date and the Agent are parties to the Amended and Restated Gold Bullion Loan Agreement, dated as of August 9, 1996 (as amended or otherwise modified prior to the Amendment Effective Date, the "Existing Agreement"),
                                                     ------------------
pursuant to which (i) the Banks agreed to lend to the Borrower, on a revolving basis, an amount not to exceed $60,000,000 or Gold equivalent, (ii) the Banks agreed to make available to the Borrower a facility relating to Forward Sales forming part of the revolving credit contemplated under the Existing Agreement and (iii) the Banks made the Term Advances to the Borrower in an amount of approximately $50,000,000;

     WHEREAS, the Borrower and the Guarantors have requested, and the Banks are willing, on the terms and subject to the conditions hereinafter set forth, to
(i) amend and restate in its entirety the Existing Agreement in accordance with the terms hereof, (ii) continue as Term Advances hereunder the Term Advances outstanding under the Existing Agreement, (iii) continue as Revolving Advances hereunder the Existing Revolving Advances and continue to lend to the Borrower on a revolving basis, subject to the terms and conditions hereof, an aggregate amount (inclusive of Existing Revolving Advances) not to exceed at any time outstanding $50,000,000, or Gold equivalent for the corporate purposes described in the first recital, (iv) make available
                                            -------------
to the Borrower a facility relating to Forward Sales which facility would form part of the Revolving Commitment and (v) issue the Letter of Credit in a Stated Amount not to exceed $4,000,000 pursuant to the Letter of Credit Commitment;

     WHEREAS, in order to induce the Banks and the Agent to enter into this Agreement and as a condition precedent to the Banks agreeing to amend and restate the Existing Agreement on the terms of this Agreement and continue to make Borrowings under this Agreement, each Guarantor is required to execute and deliver this Agreement and confirm its existing guaranty of the Obligations;

     WHEREAS, it is in the best interests of each Guarantor to execute this Agreement inasmuch as each Guarantor will derive substantial direct and indirect benefits from the Borrowings made from time to time to the Borrower by the Banks pursuant to this Agreement; and

     WHEREAS, the Parent holds all of the voting equity securities of the Borrower;

     NOW, THEREFORE, the parties hereto agree as set forth above and as follows.


                                  ARTICLE 1.
                   CERTAIN DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1.  Certain Defined Terms.  As used in this Agreement and unless
                   ---------------------
otherwise expressly indicated, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Additional Costs" has the meaning assigned to it in Section 2.21(c).
      ----------------                                    ---------------

     "Advance" means, collectively, a Term Advance, a Revolving Advance or
      -------
Letter of Credit Outstandings, as the case may be.

     "Advances" means all of the outstanding Term Advances or Revolving
      --------
Advances, and the issued and outstanding Letter of Credit, as the case may be.

     "Advance Date" means the date of making an Advance or issuance (or
      ------------
extension) of the Letter of Credit.

     "Advance Date Value" means, as to any Advance of Gold, either the Dollar
      ------------------
Value of the Gold advanced on the Advance Date or on the date of a conversion from Dollars to Gold pursuant to Section 2.19(b) or, at the Borrower's option set forth in the
            ---------------
relevant Notice of Borrowing, the sale price per Ounce under a forward sale contract entered into after the Amendment Effective Date and prior to the Maturity Date for the number of Ounces of Gold being advanced on a particular Advance Date, which contract requires delivery of said number of Ounces by the Borrower on said Advance Date, notice of which in form satisfactory to the Agent shall have been provided by the Borrower to each Bank promptly after such contract has been executed, with notification of the Borrower's intent to borrow an equal number of Ounces of Gold on the delivery date under the contract.

     "Affiliate" means any Person directly or indirectly controlling or
      ---------
controlled by or under common control with the Borrower; provided that, for
                                                         --------
purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent" has the meaning assigned to that term in the introduction to this
      -----
Agreement, and also shall refer to each other Person appointed as the successor Agent pursuant to Section 8.7.
                  -----------

     "Aggregate Term Commitment" means the maximum Dollar amount that may be
      -------------------------
outstanding as Term Advances, which shall not exceed $32,500,000 on the Amendment Effective Date, as such amount may be reduced from time to time in accordance with the terms of this Agreement.

     "Amendment Effective Date" means February 11, 1999.
      ------------------------

     "Applicable Commitment Fee Rate" means 0.5% per annum.
      ------------------------------

     "Applicable Rate" means (i) prior to the Amended Effective Date, the rate
      ---------------
determined pursuant to the terms of the Existing Agreement (which shall be deemed to be zero, in the case of Base Borrowings) and (ii) on and subsequent to the Amendment Effective Date, 1.75% per annum (in the case of LIBOR Borrowings) and .75% per annum (in the case of Base Borrowings).

     "Assignee Bank" has the meaning assigned to that term in Section 9.7(b).
      -------------                                           --------------

     "Assignment Agreement" has the meaning assigned to that term in Section
      --------------------                                           -------
9.7(b).
------

     "Authorized Officer or Agent" means, as to any Obligor, any of such
      ---------------------------
Obligor's Chairman, President or any Vice President and each other officer or agent of such Obligor authorized by the Board of Directors of such Obligor to act on behalf of such Obligor under this Agreement or any Instrument executed pursuant hereto.

     "Banks" has the meaning assigned to that term in the introduction to this
      -----
Agreement (and shall include the Bank that is also acting in the capacity as the Issuer).

     "Base Borrowing" means any Advance of Dollars bearing interest at a rate
      --------------
based on the Base Rate.

     "Base Rate" means a fluctuating interest rate per annum equal at all times
      ---------
to the greater of: (a) the rate of interest announced by the Agent in Atlanta, Georgia from time to time in its sole discretion as the Agent's "base rate" applicable to all loans by the Agent to its customers which bear interest at a rate related to the Agent's "base rate"; and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum. If the Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Agent as its base rate shall be the Base Rate until the circumstances giving rise to such inability no longer exist. For purposes of this paragraph,

"Federal Funds Effective Rate" means, for any period, a fluctuating interest
-----------------------------
rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which such rate is not so published for such day by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Any change in the Base Rate shall take effect on the day specified in the public announcement of change to the Agent's base rate. The Agent's base rate is set by the Agent based on various factors, including the Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Agent may price other loans at, above or below the Agent's base rate.

     "Borrower" has the meaning assigned to that term in the introduction to
      --------
this Agreement.

     "Borrowing" means, collectively, as the context may require, (i) the
      ---------
issuance of, or the continuation or extension of the Stated Expiry Date of, the Letter of Credit, (ii) the continuation of Existing Revolving Advances as Revolving Advances hereunder and the subsequent making of a Revolving Advance or loaning of Gold hereunder and (iii) the continuation of Term Advances under the Existing Agreement as Term Advances hereunder.

     "Breakage Costs" means all costs and losses which a Bank may incur as a
      --------------
result of any repayment of Gold borrowed hereunder or principal on LIBOR Advances hereunder on a date other than a scheduled maturity date for the applicable Borrowing and all costs and losses which a Bank may incur as a result of any failure of the Borrower to borrow Gold or Dollars hereunder after giving written notice of its intent to borrow hereunder to the Agent pursuant to

Section 2.3, or any failure of the Borrower to deliver Gold hereunder as
-----------
required by the terms of any Forward Sale, such Bank's good faith computation of such costs and losses to be conclusive and binding in the absence of manifest error, and the amount thereof to be paid in same day funds upon demand by such Bank or the Agent; provided, however, that a Bank
                                             --------  -------
shall not be deemed to have incurred a cost or loss by reason of fluctuations in the price of Gold between the date of any repayment of Gold and any scheduled maturity date for the applicable Advance.

     "Business Day" means a day of the year on which banks are open for business
      ------------
in New York, New York, Atlanta, Georgia, Toronto, Ontario, Canada and London, England.

     "Cash Flow Schedule" means a schedule projecting cash flow to be provided
      ------------------
by the Parent to the Banks on the Amendment Effective Date and at least quarterly thereafter on or before 60 days after the end of the Borrower's fiscal quarter and annually on or before 90 days after the end of the Borrower's Fiscal Year, in substantially the form of Schedule 4 hereto, or in such other form as
                                   ----------
the Parent and the Banks shall agree.

     "Ceiling Dollar Value" means (a) as to any Bank, for Borrowings (other than
      --------------------
Letter of Credit Outstandings) made under a Commitment (other than the Letter of Credit Commitment), 150% of such Bank's then existing Commitment, (b) as to all Banks' Revolving Commitments, 150% of the aggregate amount of the Banks' Revolving Commitments as of the Amendment Effective Date, and (c) as to all Banks' Term Commitments, 150% of the aggregate amount of the Banks' Term Advances as of the Amendment Effective Date, in each case as such Revolving Commitments or Term Advances may be permanently reduced from time to time pursuant to this Agreement.

     "Changes in Ownership or Management" shall be deemed to have occurred
      ----------------------------------
whenever (i) Parent shall cease to own directly or indirectly 100% of each outstanding class of equity securities of the Borrower or a Guarantor; or (ii) the management or operation of any significant portion of the Borrower's mining properties is conducted by any Person other than full-time employees of the Borrower or the Parent and other than qualified and competent contract operators acting under the active supervision of the Borrower or the Parent and having no interest in the equity or profits of the Borrower or in the gold or proceeds thereof produced by the Borrower unless such Person is a Person in which an investment is permitted under Section 5.2(d) hereof.
                              --------------

     "Code" means the Internal Revenue Code of 1986, and the regulations
      ----
thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Commitment" of each Bank and the Issuer means either the Term Commitment,
      ----------
the Letter of Credit Commitment or the Revolving Commitment of such Bank or The Issuer, as the case may be.

     "Commitments" of each Bank and the Issuer means the Term Commitment, the
      -----------
Letter of Credit Commitment and the Revolving Commitment of such Bank or the Issuer, as the case may be.

     "Commitment Termination Event" means
      ----------------------------

          (a)  the occurrence of any Event of Default described in clause (e) of
                                                                   ----------
     Section 7.1; or
     -----------

          (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Advances to be due and payable pursuant to Section 7.1, or (ii) the giving of notice by the
                             -----------
     Agent, acting at the direction of the Majority Banks, to the Borrower that the Commitments have been terminated.

     "Confirmation of Borrowing" means a confirmation of each Borrowing of Gold
      -------------------------
by the Borrower, on the Borrower's letterhead and in the form set forth in

Exhibit B hereto, signed by an Authorized Officer or Agent of the Borrower.
---------

     "Consolidated Net Tangible Assets" means total assets (less depreciation
      --------------------------------
and reserves) which would be included on the balance sheet, after deducting all current liabilities other than the current portion of long-term debt and deferred revenue and interest bearing short-term debt and after deducting all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other intangibles, which intangibles do not include deferred exploration or development expenditures relating to properties owned by the Parent or to which the Parent has any right, title or interest as set forth in the most recent balance sheet of the Parent and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in Canada as of August 9, 1996.

     "Contango" means the excess of (a) the price that a Bank has agreed to pay
      --------
to the Borrower on the delivery date of a Forward Sale over (b) the Forward Sale Amount.

     "Credit Extension Request" means, as the context may require, any Issuance
      ------------------------
Request or Notice of Borrowing.

     "Debt" means (i) obligations under the Notes, Gold Receipts (calculated at
      ----
the Dollar Value of the Gold outstanding on the day the obligation is determined) and this Agreement, (ii) indebtedness for borrowed money or gold or for the deferred purchase price of property or services where such purchase price is deferred for more than 60 days, (iii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (ii) or (iii) above,
(v) liabilities in respect to unfunded vested benefits under plans covered by Title IV of ERISA, and (vi) all obligations, contingent or otherwise, relative to the face amount of the Letter of Credit.

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, with the giving of notice or passage of time (or both) would constitute an Event of Default.

     "Delivered"; "Delivery"; or "Deliver" means that the party receiving Gold
      ---------    --------       -------
hereunder shall have received or shall receive confirmation from a bullion depository that it is holding Gold for such party's account.

     "Disbursement" is defined in Section 2.8.
      ------------                -----------

     "Disbursement Date" is defined in Section 2.8.
      -----------------                -----------

     "Dollars" and the sign "$" each mean lawful money of the United States of
      -------                -
America.

     "Dollar Value", when used with reference to the value of any Gold, shall
      ------------
mean, as of the date of determination, the value, expressed in Dollars, of such Gold determined at the London Price on such date or another price basis if agreed in writing by the Borrower and the Banks.

     "EBCC" is defined in the preamble.
      ----                    --------

     "EBCC Transaction" means the winding up of EBCC, the transfer of certain of
      ----------------
its operating assets to certain other Guarantors and other aspects relating thereto, as more fully described in the letter, dated September 23, 1998 (the

"September 23 Letter"), from the Borrower and certain Guarantors to the Banks, a
--------------------
copy of which was attached as Exhibit A to the First Amendment, dated December 24, 1998, to the Existing Agreement.

     "Environmental Laws" means any Governmental Requirement pertaining to land
      ------------------
use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (1) Clean Air Act (42 U.S.C.
(S) 7401, et seq.); (2) Clean Water Act (33 U.S.C. (S) 1251, et seq.); (3)
Resource Conservation and Recovery Act (42 U.S.C. (S) 6901, et seq.); (4) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
(S) 9601, et seq.); (5) Safe Drinking Water Act (42 U.S.C. (S) 300f, et seq.);
(6) Toxic Substances Control Act (15 U.S.C. (S) 2601, et seq.); (7) Rivers and Harbors Act (33 U.S.C. (S) 401, et seq.); (8) Endangered Species Act (16 U.S.C.
(S) 1531, et seq.); and (9) Occupational Safety and Health Act (29 U.S.C. (S) 651, et seq.); together with any other foreign or domestic laws (federal, state, provincial or local) relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

     "ERISA"  means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

     "Event of Default" has the meaning assigned to that term in Section 7.1.
      ----------------                                           -----------

     "Existing Agreement" has the meaning assigned to it in the second recital.
      ------------------                                        --------------

     "Existing Revolving Advances" means Revolving Advances made under (and as
      ---------------------------
defined in) the Existing Agreement outstanding on the Amendment Effective Date.

     "Fiscal Year" means any period of twelve consecutive calendar months ending
      -----------
on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year ending on
               ----       ----------------
December 31 of such calendar year.

     "Forward Sale" means a contract entered into pursuant to this Agreement
      ------------
relating to the sale of Gold by the Borrower to any Bank for delivery at a specified future date.

     "Forward Sale Amount" means the total number of Dollars equal to the number
      -------------------
of Ounces subject to each Forward Sale multiplied by the Dollar Value per Ounce on the date of quotation with respect to such sale.

     "GAAP" means (i) in the case of the Parent, those generally accepted
      ----
Canadian accounting principles applied in the preparation of the Parent's audited financial statements for the year ending December 31, 1996, (ii) in the case of the Borrower and each other U.S. Subsidiary, those generally accepted U.S. accounting principles applied in the preparation of the financial statements of the Borrower for the year ending December 31, 1996 and (iii) in the case of EBCC, those generally accepted Irish accounting principles applied in the preparation of the financial statements of EBCC for the year ending December 31, 1996.

     "Gold" means various amounts of Ounces of gold Delivery of which would be
      ----
settlement conforming in all respects with the requirements of the London bullion market.

     "Gold Rate" has the meaning assigned to it in Section 2.12.
      ---------                                    ------------

     "Gold Receipt" means either a Term Gold Receipt or a Revolving Gold
      ------------
Receipt, as the case may be.

     "Gold Receipts" means either all of the Term Gold Receipts and Revolving
      -------------
Gold Receipts or with respect to a Bank that Bank's Term Gold Receipt and Revolving Gold Receipt, as the case may be.

     "Governmental Agency" means the federal governments of the United States of
      -------------------
America, Canada and any other country in which a Guarantor or the Borrower is doing business, and the government of any state, province, territory, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer thereof (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

     "Governmental Requirements" means all legal requirements in effect from
      -------------------------
time to time including all laws, statutes codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, and such other directions and requirements of all Governmental Agencies and all instruments of record, foreseen or unforeseen and ordinary or extraordinary, including but not limited to any change in any law, regulation or the interpretation thereof by any Governmental Agency, relating at any time to the business or operations of the Borrower or any Guarantor or to any of the property owned, leased or used by the Borrower or any Guarantor, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

     "Guarantor" and "Guarantors" have the meanings assigned to them in the
      ---------       ----------
introduction to this Agreement and includes any other Affiliate of the Borrower or a Guarantor which (i) may hereafter have an ownership interest in properties included in the Mining Group, or (ii) enters into a sale and leaseback transaction with the Borrower or a Guarantor (provided, that the Borrower and
                                              --------
the Guarantors may effect one or more such transactions from and after August 9, 1996 in an aggregate amount of $5,000,000 without causing the purchaser to become a Guarantor hereunder), and, in either case, except as provided in
Section 5.1(l), has become a party to this Agreement as a Guarantor through the
--------------
execution and delivery of a Supplement to this Agreement in substantially the form of Exhibit L hereto. The Parent is one of the Guarantors.
        ---------

     "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous
      -------------------
substance, material constituent or waste as such terms are defined in or pursuant to any Environmental Law.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Instrument refer to this Agreement or such other Instrument, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Instrument.

     "including" and "include" means including without limiting the generality
      ---------       -------
of any description preceding such term.

     "Instruments" means the Notes and the Gold Receipts.
      -----------

     "Interest Period" means, with respect to any Borrowing, a period from the
      ---------------
Advance Date or date of conversion or renewal with respect to such Borrowing to a date which is (a) one, two, three or six months thereafter, in the case of a LIBOR Borrowing, and (b) one month, two months, three months, six months or twelve months thereafter, in the case of a Borrowing of Gold; provided that:
                                                              --------

          (a) The Interest Period for any Borrowing shall commence on the Advance Date or date of conversion or renewal with respect to such Borrowing;

          (b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day (or, in the case of an Interest Period respecting a Borrowing of Gold, the next succeeding Business Day that is followed by a Business Day); provided, however, that if any Interest Period in respect of
                    --------  -------
     a LIBOR Borrowing would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (c) Any Interest Period in respect of a LIBOR Borrowing which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last
                                             ----------
     Business Day of a calendar month;

          (d) No Interest Period for any Borrowing shall extend beyond the Maturity Date;

          (e) There shall be no more than five Interest Periods respecting Borrowings of Dollars at any one time under a Commitment and not more than five Interest Periods respecting Borrowings of Gold outstanding at any one time under a Commitment;

          (f) If the Borrower shall fail to request an initial Interest Period with respect to a LIBOR Borrowing or a Gold Borrowing pursuant to Section
                                                                       -------
     2.3, the Borrower shall be deemed to have selected an Interest Period of
     ---
     one month; and

          (g) If the aggregate amount of Advances other than Base Rate Borrowings under a Commitment, valued as set forth in Section 2.1(a) or
                                                           --------------
     Section 2.2(a), as applicable, during any period set forth in Section
     --------------                                                -------
     2.1(b) or Section 2.2(b), as applicable, would exceed such Commitment
     ------    --------------
     during the next succeeding period, a sufficient number of Interest Periods for the Borrowings under such Commitment shall be designated to expire at the end of the current period so that the amounts involved, plus any Base Borrowings with respect to such Commitment, will equal or exceed the reduction in Commitment to occur at the commencement of the succeeding period.

     "Issuance Request" means an issuance or extension request and certificate
      ----------------
duly executed by an Authorized Officer or Agent of the Borrower, substantially in the form of Exhibit A-2 hereto.
               -----------

     "Issuer" means Scotiabank in its capacity as issuer of the Letter of Credit
      ------
(or, if Scotiabank is not able to issue the Letter of Credit, another Lender (with its consent)).

     "Letter of Credit" means a standby letter of credit in a Stated Amount not
      ----------------
to exceed $4,000,000 substantially in the form of Exhibit A-3 hereto issued by
                                                  -----------
the Issuer pursuant to the terms of this Agreement.

     "Letter of Credit Commitment" means, with respect to the Issuer, the
      ---------------------------
Issuer's obligation to issue the Letter of Credit pursuant to this Agreement and, with respect to each Bank, the obligations of each such Bank to participate in the Letter of Credit pursuant to Section 2.7.
                                    -----------

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount
      ----------------------------------
of $4,000,000, as such amount may be permanently reduced from time to time pursuant to the terms of this Agreement.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the
      -----------------------------
sum of (i) the then aggregate amount which is undrawn and available under the Letter of Credit, plus (ii) the then aggregate amount of all unpaid and
                  ----
outstanding Reimbursement Obligations.

     "LIBOR" means the rate (rounded upwards if necessary to the nearest whole
      -----
one-sixteenth of one percent (1/16%)) equal to the product of Base LIBOR times Statutory Reserves. "Base LIBOR" means the rate per annum determined by the
                      ----------
Agent (which determination shall be conclusive in the absence of manifest error) to be the average of the rate at which The Bank of Nova Scotia is offered Dollars deposits in the interbank Eurodollar market at about 11:00 A.M. London time, two Business Days prior to the beginning of the Interest Period for any LIBOR Borrowing, for delivery on the first day thereof for the number of months comprised therein and in an amount equal to the amount of such LIBOR Borrowing.

     "LIBOR Borrowing" means any Borrowing bearing interest at a rate based on
      ---------------
LIBOR.

     "Location Discount" means, at any time, the amount (in Dollars) per Ounce,
      -----------------
if any, determined by the Agent in good faith, to be paid by the party Delivering Gold to the party receiving Gold, if Delivery is to be made at a location other than London, England, pursuant to Section 2.5.
                                                 -----------

     "Location Premium" means, at any time, the amount (in Dollars) per Ounce,
      ----------------
if any, determined by the Agent in good faith, to be paid by the party receiving Gold hereunder to the party delivering Gold hereunder, if such Delivery is to be made at a location other than London, England, pursuant to Section 2.5.
                                                           -----------

     "London Price" means, as of any date of determination, the afternoon fixing
      ------------
price per Ounce of Gold or Silver, as the case may be, in the London bullion market on such date; provided, that if there shall have been no such price fixed
                     --------
in the London bullion market on such date, reference shall be made to the publicly quoted price per Ounce of Gold or Silver, as the case may be, in such other market allowing physical Delivery of gold or silver, as the case may be, as may be reasonably selected by the Agent after consultation with the Borrower and the Banks.

     "Majority Banks" means, at any time when no Advance is outstanding
      --------------
hereunder, Banks having at least 60% of the aggregate amounts of all of the Banks' Revolving Commitments and, at any time while Advances are outstanding, Banks holding at least 60% of the outstanding aggregate principal amount of the Term Advances and the Revolving Advances.

     "Maturity Date" means August 9, 2001.
      -------------

     "Mining Group" means (i) the producing mines owned by the Parent or any of
      ------------
its Subsidiaries on August 9, 1996, which mines are included in the form of Cash Flow Schedule attached as Schedule 4 hereto, and (ii) properties owned on August
                          ----------
9, 1996 by the Parent or any of its Subsidiaries (or thereafter acquired) that were (on August 9, 1996) or subsequently became under development and for which a feasibility study acceptable to the Banks has been prepared indicating the economic feasibility of production from such properties, but excluding any future mines that are the subject of financing whose sole recourse is to such future mine and is otherwise nonrecourse to the Borrower and the Guarantors.

     "Mining Group Cost of Future Production" means at any time the total
      --------------------------------------
estimated cost of producing the Mining Group Production during the periods set forth in the then applicable Cash Flow Schedule, the cost for each period to be determined as the sum of:

          (a) The total cash operating costs (before adjusting for deferred mining costs), estimated by the Mining Group and approved by the Majority Banks, of producing the Mining Group Production for the period in question; plus
     ----

          (b)  Sustaining Capital Expenditures; plus
                                                ----

          (c)  Development costs associated with future mines; plus
                                                               ----

          (d) Taxes and royalties other than federal, provincial or state income taxes, which taxes and royalties shall be calculated in accordance with applicable tax regulations.

     "Mining Group Future Cash Flow" means at any time the difference between
      -----------------------------
the Mining Group Revenue and the Mining Group Cost of Future Production.

     "Mining Group Net Present Value of the Mining Group Future Cash Flow" means
      -------------------------------------------------------------------
at any time the Mining Group Future Cash Flow discounted at the rate of 8% (or at such other rate as may be agreed to from time to time by the Parent and the Majority Banks) over the estimated periods of production for the Mining Group as set forth in the most recent Cash Flow Schedule delivered to the Banks.

     "Mining Group Production" means for any period the number of Ounces of Gold
      -----------------------
and Silver which it is estimated the Mining Group will produce during such period (i) from then existing proven and probable minable reserves of the Mining Group, and (ii) from such other reserves of the Mining Group as the Banks shall approve.

     "Mining Group Revenue" means at any time the sum of
      --------------------

          (a) The total revenue from Mining Group Production which has been sold forward (provided that the Borrower shall have disclosed the buyer's identity to the Banks and the buyer's creditworthiness is acceptable to the Majority Banks); and

          (b) For Mining Group Production which has not been sold forward, the lesser of the following prices as at the date of calculation, in each case multiplied by the unsold Mining Group Production;

               (i) The average London Price for Gold (in the case of Gold production) or Silver (in the case of Silver production) over the previous 90 days;

               (ii) The average London Price for Gold (in the case of Gold production) or Silver (in the case of Silver production) over the previous 36 months;

               (iii)  $400 in the case of Gold, and $5.00 in the case of Silver.

     "Non-U.S. Bank" means any Bank (including each Assignee Bank) that is not
      -------------
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or (iii) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

     "Note" means either a Term Note or a Revolving Note, as the case may be.
      ----

     "Notes" means either with respect to all Banks all of the Term Notes and
      -----
Revolving Notes or with respect to a particular Bank such Bank's Term Note and Revolving Note.

     "Notice Date" has the meaning ascribed to it in Section 2.26(g).
      -----------                                    ---------------

     "Notice of Borrowing" means a notice of each Borrowing by the Borrower, on
      -------------------
the Borrower's letterhead and in the form set forth in Exhibit A-1 hereto,
                                                       -----------
signed by an Authorized Officer or Agent of the Borrower.

     "Notice of Conversion of Gold or Dollars" means a notice by the Borrower,
      ---------------------------------------
on the Borrower's letterhead and in the form set forth in Exhibit G hereto,
                                                          ---------
signed by an Authorized Officer or Agent of the Borrower.

     "Notice of Conversion or Renewal of Interest" means a notice by the
      -------------------------------------------
Borrower, on the Borrower's letterhead and in the form set forth in Exhibit H
                                                                    ---------
hereto, signed by an Authorized Officer or Agent of the Borrower.

     "Obligations" means all obligations (monetary or otherwise), including
      -----------
Reimbursement Obligations, of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Instrument.

     "Obligor" means the Borrower and each Guarantor.
      -------

     "Operating Assets" means the Mining Group plus any and all equipment owned
      ----------------
by the Parent or any of its subsidiaries that is used in the operations of the Mining Group.

     "Organic Document" means, relative to any Obligor, as applicable, its
      ----------------
certificate of incorporation, by-laws or other constating documents.

     "Ounces" means fine troy ounces of Gold or Silver, as the case may be.
      ------

     "Parent" means Echo Bay Mines Ltd., a corporation organized under the laws
      ------
of Canada.

     "Percentage" means, with respect to any Bank, the percentage set forth
      ----------
opposite the name of such Bank in Schedule 1 hereto, as modified from time to
                                  ----------
time by an Assignment Agreement.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust or bank), joint venture or other entity, or a foreign state or political subdivision thereof or of any agency of such state or subdivision.

     "Plan" means a pension plan providing benefits for employees of the
      ----
Borrower or any affiliate (as such term is defined in the definition of "Termination Event" herein) and covered by Title IV of ERISA.

     "Quarterly Payment Date" means the last day of each March, June, September
      ----------------------
and December, or, if such day is not a Business Day, the next succeeding Business Day.

     "Regulatory Change" shall mean, with respect to any Bank, any change after
      -----------------
the date of this Agreement in United States federal or state, or any foreign, laws or regulations (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reimbursement Obligation" is defined in Section 2.9.
      ------------------------                -----------

     "Revolving Advance" has the meaning assigned to it in Section 2.2(a).
      -----------------                                    --------------

     "Revolving Borrowing" has the meaning assigned to it in Section 2.2(a).
      -------------------                                    --------------

     "Revolving Commitment" of a Bank has the meaning assigned to it in Section
      --------------------                                              -------
2.2(b).
------

     "Revolving Commitment Amount" means, on the Amendment Effective Date, a
      ---------------------------
maximum amount equal to $50,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Commitment Termination Date" means the earliest of
      -------------------------------------

          (a)  the Maturity Date;

          (b) the date on which the Revolving Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.15; and
                                            ------------

          (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (b) or (c),
                                                            -----------    ---
the Revolving Commitments shall terminate automatically and without any further action.

     "Revolving Gold Receipt" means a receipt in the form of Exhibit D hereto
      ----------------------                                 ---------
delivered by the Borrower to a Bank.

     "Revolving Note" means a promissory note in the form of Exhibit F hereto
      --------------                                         ---------
delivered by the Borrower to a Bank (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Debt of the Borrower to such Bank resulting from outstanding Revolving Advances, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "RMGC" is defined in the preamble.
      ----                    --------

     "Silver" means various amounts of Ounces of silver delivery of which would
      ------
be settlement conforming in all respects with the requirements of the London bullion market.

     "Stated Amount" means on any date, the total amount then available to be
      -------------
drawn under the Letter of Credit.

     "Stated Expiry Date" is defined in Section 2.6.
      ------------------                -----------

     "Statutory Reserves" means a fraction (expressed as a decimal), the
      ------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board for a member bank in the Federal Reserve System, for Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed under such Regulation D. LIBOR Borrowings shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to each Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, with respect to any Person, any corporation, limited
      ----------
liability company, partnership or other entity of which more than 50% of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Parent.

     "Sustaining Capital Expenditures" means those amounts required to maintain
      -------------------------------
the current level of mine operations until the end of the then existing proven and probable minable reserves of the Mining Group.

     "Taxes" has the meaning assigned to it in Section 6.2(i).
      -----                                    --------------

     "Term Advance" means the Term Advances made to the Borrower under (and as
      ------------
defined in) the Existing Agreement and outstanding under this Agreement on the Amendment Effective Date.

     "Term Commitment" means, as to any Bank on any date, such Bank's Percentage
      ---------------
of the Aggregate Term Commitment, as such amount may be reduced from time to time in accordance with the terms of this Agreement.

     "Term Gold Receipt" means a receipt in the form of Exhibit C hereto
      -----------------                                 ---------
delivered by the Borrower to a Bank.

     "Term Note" means a promissory note in the form of Exhibit E hereto
      ---------                                         ---------
delivered by the Borrower to a Bank (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Bank resulting from outstanding Term Advances, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Termination Event" means (i) a Reportable Event described in section 4043
      -----------------
of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for thirty day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any of its affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan in a distress termination or the treatment of a Plan amendment as a distress termination under section 4041(c) of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     For purposes of this definition, the term "affiliate" means any member (whether or not incorporated) of a group which is under common control (within the meaning of the regulations under section 414 of the Code) and of which the Borrower is a member.


                                 ARTICLE 2.
          LOAN AND RETURN OF GOLD AND DOLLARS; FORWARD SALES OF GOLD

     SECTION 2.1.  Term Advances of Gold or Dollars.
                   --------------------------------

     (a)  Term Advances.  Each of the parties hereto acknowledges and agrees
          -------------
that the Term Advances outstanding under (and as defined in) the Existing Agreement (18,502.254 Ounces of Gold valued at the Advance Date Value of $349.40 per Ounce of Gold and $26,035,312.50 in Term Advances of Dollars) shall continue as the Term Advances under this Agreement. Subject to Section 2.17(a), the
                                                       ---------------
aggregate Dollar Value of each Bank's Percentage of Term Advances outstanding may be in excess of such Bank's Term Commitment if such excess is solely attributable to an increase in the spot market price of Gold above the Advance Date Values of Advances of Gold. No additional borrowings of Term Advances under this Agreement are permitted on or after the Amendment Effective Date.

     (b)  Repayment of Term Advances.  The Term Advances shall be repaid on each
          --------------------------
Quarterly Payment Date in four equal installments of Dollars per year (or the equivalent number of Ounces valued at their respective Advance Date Values) which shall total the following aggregate annual principal repayment amounts for each of the following periods:


               Amortization                      Annual Principal
                  Period                              Amount
-------------------------------------------  -------------------------

07/01/98 through (and including) 06/30/99        $10,000,000

07/01/99 through (and including) 06/30/00        $12,500,000

07/01/00 through (and including) 06/30/01        $15,000,000 (or, if
                                                 different, the then
                                                 outstanding principal
                                                 amount of all Term
                                                 Advances).



All repayments and prepayments of the Term Advances shall be permanent and may not be reborrowed. Each repayment or prepayment of the Term Advances shall reduce ratably (i) each Bank's Term Advances hereunder and (ii) each Bank's Percentage of the maximum aggregate number of Ounces of Gold (85,000 on the Amendment Effective Date) which may be outstanding under the Term Commitment.

     (c)  Term Notes and Term Gold Receipts.  The Borrower acknowledges and
          ---------------------------------
agrees that each Term Note and Term Gold Receipts delivered under the terms of the Existing Agreement shall continue to evidence that Bank's Term Advances of Dollars and Term Advances of Gold, as applicable.

     SECTION 2.2.  Revolving Advances of Gold or Dollars.
                   -------------------------------------

     (a)  Revolving Advances.  Each of the parties hereto acknowledges and
          ------------------
agrees that the Existing Revolving Advances ($18,000,000 principal amount outstanding on the Amendment Effective Date) shall continue as Revolving Advances under this Agreement. In addition, each Bank severally agrees, on the terms and conditions set forth herein, to make advances ("Revolving Advances")
                                                          ------------------
on a revolving basis to the Borrower of various amounts of Gold or Dollars from time to time on any Business Day during the period from the Amendment Effective Date to but not including the Revolving Commitment Termination Date; provided,
                                                                     --------
that each Bank's Percentage of Revolving Advances shall be limited to an amount which, when added to all such Bank's previous Revolving Advances outstanding (valuing Revolving Advances in Ounces at their respective Advance Date Values and valuing Revolving Advances of Dollars at the principal amount thereof), shall not exceed such Bank's Percentage of the then existing Revolving Commitment Amount. Subject to Section 2.17(a), the
                                                      ---------------
aggregate Dollar Value of each Bank's Percentage of Revolving Advances outstanding may be in excess of such Bank's Revolving Commitment if such excess is solely attributable to an increase in the spot market price of Gold above the Advance Date Values of Advances of Gold. Each borrowing under this Section (a "Revolving Borrowing") that is a Revolving Borrowing of Dollars shall be in an
 -------------------
aggregate amount of $2,000,000, or any greater integral multiple of $1,000,000. Each Revolving Borrowing of Gold hereunder shall be in an aggregate amount of 10,000 Ounces, or any greater integral multiple of 1,000 Ounces. Each Revolving Borrowing hereunder shall consist of Revolving Advances made on the same date by the Banks ratably according to their respective Percentages. Subject to the terms and conditions of this Agreement, Revolving Advances which are repaid or prepaid pursuant to Section 2.16 or Section 2.17(a) may be reborrowed.
                    ------------    --------------

     (b)  Revolving Commitment Limits.  Subject to the paragraph below in this
          ---------------------------
clause, the sum of (i) the aggregate outstanding principal amount of Dollars and
(ii) number of Ounces (valued at their respective Advance Date Values) of Revolving Advances which any Bank shall be committed to have outstanding hereunder shall not at any one time exceed such Bank's Percentage of the then existing Revolving Commitment Amount (each Bank's Percentage of such amounts in effect from time to time, as such amounts may be reduced as provided in Section
                                                                        -------
2.15, being herein referred to in respect of each Bank as its "Revolving
----                                                           ---------
Commitment").  The Revolving Commitment shall terminate on the Revolving
----------
Commitment Termination Date and all outstanding Revolving Advances shall be payable on the Maturity Date (unless such Revolving Advances are due and repayable on an earlier date in accordance with the terms of this Agreement).

     The aggregate number of Ounces which any Bank shall be committed to have outstanding under its Revolving Commitment shall not at any one time exceed such Bank's Percentage of 150,000 Ounces of Gold, as reduced by any cancellation or reduction of the Revolving Commitment Amount pursuant to Section 2.15.
                                                         ------------

     (c)  Revolving Notes and Revolving Gold Receipts.  The Borrower
          -------------------------------------------
acknowledges and agrees that each Revolving Note and Revolving Gold Receipt delivered under the terms of the Existing Agreement shall continue to evidence that Bank's Revolving Advances of Dollars and Revolving Advances of Gold, as applicable.

     SECTION 2.3.  Making the Advances.  Each Borrowing of Dollars shall be made
                   -------------------
upon three Business Days' notice and each Borrowing of Gold shall be made upon fourteen days' notice, each by irrevocable written notice pursuant to a Notice of Borrowing from the Borrower to the Agent (which shall give prompt notice thereof, and of each other notice received from the Borrower hereunder, to each
Bank) setting forth (i) the Advance Date, which shall be a Business Day (or, in the case of an Advance of Gold, a Business Day which is followed by a Business
Day), (ii) the requested number of Ounces or of Dollars, (iii) the form of the settlement of the proposed Borrowing as described in Section 2.5 (if the
                                                     -----------
proposed Borrowing is in Gold), (iv)
whether the Borrowing is to be a Base Borrowing or a LIBOR Borrowing (if the proposed Borrowing is in Dollars) and the applicable Interest Period (if the proposed Borrowing is a LIBOR Borrowing or Borrowing of Gold), (v) whether the Borrower intends to make interest payments in Gold or in Dollars (if the proposed Borrowing is in Gold) and (vi) such additional information as is required by the Notice of Borrowing. In the event that the Borrower fails to borrow Gold or Dollars after delivering a Notice of Borrowing hereunder to the Agent, the Borrower shall pay any resulting Breakage Costs to the Banks, and provided such Breakage Costs are promptly paid upon the request of the Banks, such failure to borrow shall not be a default hereunder.

     SECTION 2.4.  Delivery and Return of Dollars.  Not later than 11:00 A.M.
                   ------------------------------
(Atlanta time) on the day of a Borrowing of Dollars, each Bank shall provide the Agent, to an account the Agent shall specify from time to time by notice to each Bank, with immediately available Dollars covering such Bank's Percentage of the Advance, and upon the satisfaction of the conditions set forth in Article 3 with
                                                                  ---------
respect to such Borrowing, the Agent shall pay over such Dollars by wire transfer to the account of the Borrower specified in its Notice of Borrowing.
No Bank, including, the Agent, shall have any liability to any Person whatsoever for the failure of any other Bank to fund properly under this Agreement. Repayments of Dollars and cash payments of interest shall be made to the Agent at an account located in the United States to be specified by the Agent.

     SECTION 2.5.  Delivery and Return of Gold.  Not later than 11:00 A.M.
                   ---------------------------
(London time) on the date of a Borrowing of Gold, each Bank shall provide the Agent, at its designated account in London, England (or elsewhere, if so agreed between the Agent and such Bank), with Gold covering such Bank's Percentage of the Advance, and upon satisfaction of the conditions set forth in Article 3 with
                                                                  ---------
respect to such Borrowing, the Agent shall Deliver such Gold to the Borrower.
No Bank, including the Agent, shall have any liability to any Person whatsoever for the failure of any other Bank to Deliver Gold properly under this Agreement. Each Borrowing of Gold shall be Delivered to the Borrower at its then designated account in London, England, unless the Borrower's Notice of Borrowing designates an alternate Delivery location, in which case not less than seven Business Days prior to the Advance Date, the Agent shall notify the Borrower of the Location Premium or Location Discount assessable in respect of such proposed alternate location, and unless the Borrower shall notify the Agent not less than five Business Days prior to such Advance Date of its election to receive Delivery in London, England, the Delivery shall be made to the account designated in such Notice, and the Location Premium or Location Discount, if any, shall be due and payable on the Advance Date; each such Borrowing to be confirmed by a Confirmation of Borrowing. Gold shall be returned by the Borrower on a Business Day at the Borrower's expense by Delivery to the Agent's then designated account in London, England, except that with the consent of the Agent (which consent shall not be unreasonably withheld), the Borrower or the Guarantors may elect to make any payment of principal or interest payable in Gold at a location other than the Agent's then designated account in London, England, by notifying the Agent, not less than ten Business Days prior to the date on which such payment is due, of a proposed alternate payment location which such obligor desires to use. Not less than seven Business Days prior to such due date, the Agent shall notify the

Borrower or the Guarantors, as the case may be, whether or not it consents to such payment at such proposed alternate location, and, if it so consents, of the Location Premium or Location Discount assessable in respect of such proposed alternate location. Unless the Borrower or the Guarantors, as the case may be, shall notify the Agent not less than five Business Days prior to such due date of its or their election not to make payment at such proposed alternate location, payment shall be made on such due date at such alternate location by Delivery to an account which the Agent shall have designated in its prior notice, and the Location Premium or Location Discount, if any, shall be due and payable on such date. Any difference (not to exceed 100 Ounces) between the aggregate number of Ounces so returned and the number of Ounces due shall be settled by the parties in cash at the Dollar Value of such difference on the date a Delivery is made.

     SECTION 2.6.  Issuance Procedures.  By delivering to the Agent an Issuance
                   -------------------
Request on or before 10:00 A.M., Atlanta time, on a Business Day occurring from and after the Amendment Effective Date but prior to the Revolving Commitment Termination Date, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice that the Issuer issue, or extend the Stated Expiry Date of, the Letter of Credit, solely for the purposes described in Section 5.2(i). The Letter of Credit shall by its terms
                      --------------
be stated to expire on a date (its "Stated Expiry Date") no later than the
                                    ------------------
Maturity Date; provided, that the initial term and the initial extension of the
               --------
Letter of Credit shall not exceed one year, and the Stated Amount of the Letter of Credit shall not exceed $4,000,000. Upon receipt of an Issuance Request, the Issuer shall issue the Letter of Credit for the account of the Borrower or any Guarantor on the date specified in the Issuance Request (but in no event shall the Issuer be required to issue the Letter of Credit earlier than three Business Days after its receipt of the Issuance Request) by issuing to the beneficiary thereof the original of the Letter of Credit. The Issuer shall furnish a copy of the Letter of Credit to the Borrower promptly after the issuance date. Notwithstanding the foregoing, the Issuer shall not be permitted or required to issue (or extend the Stated Expiry Date of) the Letter of Credit if, after giving effect thereto, the Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount.

     SECTION 2.7.  Other Banks' Participation'.  Upon the issuance of the Letter
                   ---------------------------
of Credit, and without further action, each Bank (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in the Letter of Credit (including the contingent liability and any Reimbursement Obligation with respect thereto), and such Bank shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Obligors in accordance with

Section 2.8.  In addition, each Bank shall, to the extent of its Percentage, be
-----------
entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 2.14(b) (other than the issuance fees payable to the Issuer
            ---------------
pursuant to the last sentence of such clause) and of interest payable pursuant to Section 2.12(b) with respect to any Reimbursement Obligation. To the extent
   ---------------
that any Bank has reimbursed the Issuer for a Disbursement, such Bank shall be entitled to receive its ratable portion of any amounts subsequently received (from an Obligor or otherwise) in respect of such Disbursement.

     SECTION 2.8.  Disbursements.  The Issuer will notify the Borrower and the
                   -------------
Agent promptly of the presentment for payment of the Letter of Credit, together with notice of the date (the "Disbursement Date") such payment will be made
                              -----------------
(each such payment, a "Disbursement").  Subject to the terms and provisions of
                       ------------
the Letter of Credit and this Agreement, the Issuer shall make such Disbursement to the beneficiary (or its designee) of the Letter of Credit. Prior to 11:00 A.M., Atlanta time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under the Letter of Credit, together with interest thereon at a rate per annum equal to the rate then in effect for Base Borrowings (with the then existing Applicable Rate for Base Borrowings accruing on such amount) for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for the Letter of Credit, the Borrower and each other Obligor hereby acknowledges and agrees that each Obligor is jointly and severally obligated to reimburse the Issuer upon each Disbursement, and it shall be deemed to be an obligor for purposes of the Letter of Credit (whether the account party on the Letter of Credit is the Borrower, the Parent or a Subsidiary of the Parent).

     SECTION 2.9.  Reimbursement.  The obligation  (a "Reimbursement
                   -------------                       -------------
Obligation") of the Obligors under Section 2.8 to reimburse the Issuer with
----------                         -----------
respect to each Disbursement (including interest thereon), and, upon the failure of the Obligors to reimburse the Issuer, each Bank's obligation under Section
                                                                      -------
2.7 to reimburse the Issuer, shall be absolute and unconditional under any and
---
all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Obligors or such Bank, as the case may be, may have or have had against the Issuer or any Bank, including any defense based upon the failure of any Disbursement to conform to the terms of the Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of the Letter of Credit; provided, however, that after paying in full its
                      --------  -------
Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Obligors or such Bank, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under the Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

     SECTION 2.10.  Deemed Disbursements.  Upon (i) the occurrence of the
                    --------------------
Maturity Date, (ii) the occurrence and during the continuation of any Default under Section 7.1(e) or (iii) notification by the Agent (acting at the direction
      --------------
of the Majority Banks) to the Obligors of their obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

          (a) the Stated Amount of the Letter of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer (notwithstanding that such amount may not in fact have been paid or disbursed); and

          (b) the Obligors shall be jointly and severally immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Amounts payable by the Obligors pursuant to this Section shall be deposited in immediately available funds with the Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived or, if applicable, when the originally executed Letter of Credit has terminated or been cancelled by the beneficiary thereof and returned to the Issuer, the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this Section which have not been applied to the satisfaction of the Obligations.

     SECTION 2.11.  Nature of Reimbursement Obligations.  The Borrower, each
                    -----------------------------------
other Obligor and, to the extent set forth in Section 2.7, each Bank shall
                                              -----------
assume all risks of the acts, omissions or misuse of the Letter of Credit by the beneficiary thereof. The Issuer shall not (except to the extent of its own gross negligence or wilful misconduct) be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of the Letter of Credit or any document submitted by any party in connection with the application for and issuance of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under the Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under the Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Bank hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Bank, and shall not put the Issuer under any resulting liability to any Obligor or any Bank, as the case may be. Notwithstanding anything to the contrary contained in this Agreement, neither the Issuer nor any of the Banks shall be relieved of responsibility for any gross negligence or any wilful misconduct by the Issuer or such Bank in connection with a Deemed Disbursement.

     SECTION 2.12.  Interest.
                    --------

     (a)  Borrowings of Gold.  The interest rate per annum payable on each
          ------------------
Borrowing of Gold shall be equal to the gold rate per annum (based on a three hundred sixty day year) quoted as set forth in Schedule 2 (the "Gold Rate") by
                                               ----------       ---------
each Bank to the Borrower in respect of an Interest Period three Business Days prior to the Advance, conversion or renewal of a Borrowing as its rate for a loan of an Ounce of Gold in the amount requested, which quote shall be confirmed by written notice from each Bank to the other Banks and the Borrower, plus the Applicable Rate; provided, however, that any interest rate for Borrowings of
                 --------  -------
Gold hereunder shall be in no event more than the maximum allowed under applicable law. The foregoing interest rate shall be applied to the average of the daily Dollar Values of each Borrowing of Gold outstanding during the period for which interest is payable. At the Borrower's option, prior to the commencement of such Interest Period, the parties may agree upon a fixed value to which the foregoing interest rate shall be applied during the period for which interest is payable on any Borrowing of Gold, provided that if the Borrower and the Banks are unable so to agree, such option shall terminate.

     The Gold Rate per annum shall be quoted by each Bank consistent with the criteria set forth in Schedule 2 hereto. If the Gold Rate per annum quoted by
                      ----------
any Bank is for two successive Interest Periods more than 120% of the average of the Gold Rates quoted by the other Banks, the Borrower shall afford such Bank the opportunity to reduce its rates. If such Bank fails to reduce its rates, the Borrower shall have the right upon thirty days' notice to each of the Banks and upon consent by the Banks other than the Bank with the consistently higher rates (the "Selling Bank"), such consent not to be unreasonably withheld, to
            ------------
terminate the Commitment of the Selling Bank and to substitute another bank of the Borrower's choice (the "Substituting Bank") as a participant hereunder. In
                            -----------------
the event that the Borrower elects to select a Substituting Bank, the Selling Bank shall sell its Advances, Notes, Gold Receipts and rights under this Agreement to the Substituting Bank for the amount due on prepayment pursuant to
Section 2.16 and all other accrued interest and fees owing to the Selling Bank,
------------
which amount shall include principal, interest and Breakage Costs. Such sale shall be without recourse or warranty except as to amount due, and the Selling Bank thereafter shall be relieved of all further obligations hereunder. The Substituting Bank shall be required to join in this Agreement and to assume the obligations of the Selling Bank hereunder. The remaining Banks shall, however, have a right of first refusal, exercisable by notice to the Borrower given promptly after receipt of the Borrower's notice, to take the place of a Substituting Bank by increasing their Commitments and purchasing the Notes, participating interests under the Letter of Credit, Gold Receipts and rights under this Agreement held by the Selling Bank on the same terms; if more than one Bank chooses to exercise such right, they shall share in the Commitment of the Selling Bank and in such purchases equally, unless otherwise agreed among them.

     Interest payments on each Borrowing of Gold may be made either in Gold (valued at the Dollar Value on the second Business Day prior to the date of payment) or in Dollars at the option of the Borrower, provided that the Borrower
                                                      --------
shall inform the appropriate Bank of its election to make interest payments in Gold on or before the third Business Day prior to the Borrowing, conversion or renewal and such Bank shall have the right to designate the place of return of interest payments made in Gold and, provided, further, that such Bank shall have
                                    --------  -------
the right to insist that interest payments shall be made in Dollars (in which case interest shall be paid in Dollars). From and after the date any principal amount of any Borrowing of Gold shall become due and payable (whether at stated maturity, upon acceleration or otherwise), the unpaid balance of principal on Borrowings of Gold shall bear interest payable on demand from maturity, whether scheduled or accelerated, until paid in full, at a rate per annum equal to two times the Gold Rate per annum applicable to the Borrowing as established by the Banks on the date of maturity, whether scheduled or accelerated, for the applicable Borrowing, together with any Breakage Costs.

     (b)  Borrowings of Dollars.  Borrowing of Dollars may, at the option of the
          ---------------------
Borrower, be Base Borrowings or LIBOR Borrowings. Borrowings of Dollars shall bear interest from the Advance Date on the unpaid principal amount thereof from time to time outstanding until due and payable (whether at the stated maturity, by acceleration or otherwise) (i) in the case of Base Borrowings, at a fluctuating rate per annum equal to the Base Rate, as from time to time in effect plus the Applicable Rate, and (ii) in the case of LIBOR Borrowings, at a rate per annum equal to the sum of LIBOR for the applicable Interest Period plus the Applicable Rate; provided, however, that any interest rate for Borrowings of
                     --------  -------
Dollars hereunder shall be in no event more than the maximum allowed under applicable law. From and after the date any principal amount of or interest or fees on any Borrowing of Dollars or Borrowing of Gold or any Reimbursement Obligation shall become due and payable or after any other monetary Obligation is due and payable (in each case, whether at stated maturity, upon acceleration or otherwise), the unpaid balance of Reimbursement Obligations and/or principal and any accrued interest on Base Borrowings, Letter of Credit Outstandings and LIBOR Borrowings and any unpaid interest on Borrowings of Gold shall bear interest payable on demand from maturity, whether scheduled or accelerated, until paid in full (after as well as before judgment), at a rate per annum equal to (in the case of LIBOR Borrowings) 2% above the interest rate otherwise applicable to such LIBOR Borrowing until the end of the applicable Interest Period and thereafter at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Borrowings plus 2%, which rate shall change as the Base Rate changes, or (in the case of the unpaid amount of any Reimbursement Obligations (and interest thereon), Base Borrowings, unpaid interest on Borrowings of Gold and other unpaid Obligations), the Base Rate plus the Applicable Rate for Base Borrowings plus 2%, which rate shall change as the Base Rate changes.

     (c)  Forward Sale Contango.  A Bank that has agreed to purchase Gold as
          ---------------------
provided in of Section 2.26(b) shall pay the Contango to the Borrower on the
               ---------------
delivery date relating to the Forward Sale.

     SECTION 2.13.  Payment Dates.  The Borrower shall pay interest on each
                    -------------
outstanding Borrowing of Gold quarterly in arrears on each Quarterly Payment Date, and on such other date as the Borrowing of Gold is paid in full. The Borrower shall pay interest on each outstanding Base Borrowing quarterly in arrears on each Quarterly Payment Date, and on such other date as the Base Borrowing is paid in full. The Borrower shall pay interest on each outstanding LIBOR Borrowing on the last day of the Interest Period applicable to such Borrowing but not less frequently than every three months following the date of such Borrowing, and on such date as the LIBOR Borrowing is paid in full. The entire balance of Gold and Dollars to be returned or repaid hereunder shall be returned or repaid, and all Letter of Credit Outstandings shall be repaid, in each case not later than the Maturity Date. All payments of cash (and returns of Gold in respect of interest on Gold Borrowings) hereunder shall be applied first to interest on past due interest and overdue Letter of Credit fees, if any, second to interest and Letter of Credit fees due on the outstanding principal balance of the Notes or the Gold Receipts and the Letter of Credit as designated by the Borrower (or, if the Borrower makes no designation, as designated by the Agent), and then to principal on Base Borrowings or on LIBOR Borrowings with Interest Periods expiring on the date of payment as designated by the Borrower (or, if the Borrower makes no designation, as designated by the Agent).

     SECTION 2.14.  Fees.
                    ----

     (a)  Commitment Fee.  The Borrower agrees to pay in Dollars to the Agent,
          --------------
for the account of each Bank, commencing on the Amendment Effective Date and on each Quarterly Payment Date thereafter, up to and including the Revolving Commitment Termination Date, a commitment fee for each Bank's Revolving Commitment and Letter of Credit Commitment, in each case at the Applicable Commitment Fee Rate per annum of the daily average of the unused amount of (i) in the case of the Revolving Commitment, the Revolving Commitment Amount (determined by subtracting from the Revolving Commitment Amount the principal amount of all outstanding Revolving Advances of Dollars and the principal amount of all outstanding Advances of Ounces under the Revolving Commitment (valued at their respective Advance Date Values) during the preceding calendar quarter or portion thereof and (ii) in the case of the Letter of Credit, the Letter of Credit Commitment Amount (which shall be deemed to be "used" upon the issuance of the Letter of Credit in the Stated Amount of the Letter of Credit).

     (b)  Letter of Credit Fee.  The Borrower agrees to pay to the Agent, for
          --------------------
the pro rata account of the Issuer and each Bank, a Letter of Credit fee in an
    --- ----
amount equal to 1.75% multiplied by the Stated Amount of the Letter of Credit on the payment date, such fees being payable quarterly in advance on each Quarterly Payment Date. The Borrower further agrees to pay to the Issuer an issuance fee in such amount and on the dates agreed to by the Borrower and the Issuer.

     (c)  Other Fees.  The Borrower agrees to pay in Dollars to the Agent, on
          ----------
the Amendment Effective Date, all fees accrued under the Existing Agreement through the Amendment Effective Date, which fees shall not be refundable in whole or in part for any reason whatsoever, including the failure to consummate any transaction contemplated hereby. The Borrower shall pay in Dollars to the Agent on the Amendment Effective Date, and on each anniversary of the Amendment Effective Date, a fee in an amount previously agreed to by the Borrower and the Agent for its administration of this Agreement.

     SECTION 2.15.  Reduction of the Revolving Commitment, Letter of Credit
                    -------------------------------------------------------
Commitment. The Borrower shall have the right, upon at least thirty days'
----------
written notice to the Agent, to terminate in whole or reduce in part the unused portion of the Revolving Commitment Amount or the Letter of Credit Commitment, provided that each partial reduction thereof shall be in the aggregate amount of
--------
$2,000,000 or any greater integral multiple of $1,000,000. In addition, the Letter of Credit Commitment shall terminate automatically upon the earlier of
(i) the Revolving Commitment Termination Date, (ii) the date the Letter of Credit is cancelled by the beneficiary or expires in accordance with its terms (after giving effect to any extensions (pursuant to the terms hereof) of the Letter of Credit following its issuance) and (iii) the Disbursement Date.

     SECTION 2.16.  Optional Prepayment.  The Borrower may, upon at least five
                    -------------------
days' written notice to the Agent, return ratably to the Banks Gold or Dollars borrowed hereunder before the Maturity Date, together with interest accrued thereon to the date of such return and any Breakage Costs, provided that any
                                                           --------
prepayment hereunder must be made on a Business Day (or, in the case of a return of Gold, a Business Day that is followed by a Business Day). The amount of Gold or Dollars so returned on any date shall be not less than $2,000,000 (or Ounces with an equivalent Dollar Value) or any greater integral multiple of $1,000,000 (or Ounces with an equivalent Dollar Value). Any prepayment of Term Advances shall permanently reduce the Aggregate Term Commitment by the amount of such prepayment.

     SECTION 2.17.  Mandatory Prepayment.
                    --------------------

     (a)  Exposure Exceeds Ceiling Dollar Value.  If at any time the aggregate
          -------------------------------------
Dollar Value of Advances of Gold and the principal of Advances of Dollars outstanding exceeds the Ceiling Dollar Value for the Commitment under which such Advances were made, the Borrower will, at its option, either (i) post with the Agent security reasonably acceptable to the Banks in such amounts (valued on the date of posting) as will equal or exceed the excess, or (ii) promptly prepay to the Banks such amounts of Gold and/or Dollars as will equal or exceed the excess, in either case together with interest accrued thereon to the date of such posting or prepayment, as the case may be, and any Breakage Costs. The Agent agrees that (i) as soon as practicable after the amount by which the aggregate Dollar Value of Advances of Gold and the principal of Advances of Dollars outstanding exceeds the Ceiling Dollar Value for the Commitment under which such Advances were made is reduced by $100,000 or more, the Agent shall return to the Borrower the corresponding amount of collateral, and (ii) the Agent will return remaining collateral to the Borrower, in increments of $100,000 (or such lesser amount equal to the remaining excess), as soon as practicable after the remaining excess of the aggregate Dollar Value of Advances of Gold and the principal of Advances of Dollars outstanding over the

Ceiling Dollar Value for the Commitment under which such Advances were made is further reduced by such amount.

     (b)  Advances in Excess of Revolving Commitment Amount.  If on any date,
          -------------------------------------------------
including the dates for reduction in the Banks' Revolving Commitments as set forth in Section 2.15, the number of Dollars and Ounces (valued at their
         ------------
respective Advance Date Values) of Revolving Advances outstanding under the Revolving Commitment exceeds the then existing Revolving Commitment Amount in effect on such date, the Borrower will on such date return to the Banks such amounts of Gold and/or Dollars, together with interest accrued thereon to the date of such return and any Breakage Costs, as will cause the number of Dollars and Ounces of Revolving Advances outstanding after such return to be equal to or less than the then existing Revolving Commitment Amount.

     (c)  Acquisition or Merger of the Parent.  If (i) a "person" or a "group"
          -----------------------------------
(within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 35% of the then outstanding voting stock of the Parent, or (ii) the Parent shall merge or consolidate with any Person, in each case otherwise than through a transaction consummated with the prior approval of the Board of Directors of the Parent a majority of whose members are Continuing Directors, then, as soon as practicable after the occurrence of such event and in any event within five Business Days thereafter, all Term Advances and Revolving Advances of Gold and/or Dollars shall be returned to the Banks, together with interest accrued thereon to the date of such return and any Breakage Costs, the Obligors shall deliver cash collateral in Dollars to the Agent in the Stated Amount of the Letter of Credit (to be held in an account under the sole dominion and control of, and pursuant to documentation satisfactory to, the Agent), and all Forward Sales shall be closed out and Breakage Costs related thereto paid by the Borrower, and the Banks' Commitments shall be terminated. "Continuing Directors" means, as of the date
                                   --------------------
of any such approval, (x) individuals who on the date two years prior to such approval date were members of the Parent's Board of Directors and (y) any new director whose nomination for election by the Parent's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date two years prior to such approval date or whose nomination for election was previously so approved.

     SECTION 2.18.  Amount and Allocation of Partial Prepayments.  In the case
                    --------------------------------------------
of any partial prepayments of Gold or Dollars pursuant to Section 2.16 or
                                                          ------------
Section 2.17, (a) the aggregate amount of Gold returned by the Borrower and the
------------
aggregate amount of Dollars returned by the Borrower shall be allocated by the Agent among all of the Borrowings at the time outstanding under the Commitment with respect to which such prepayment was made in such manner as shall minimize to the greatest extent reasonably possible the amount of any Breakage Costs; (b) the aggregate amount of each such Borrowing so prepaid shall be allocated ratably among the respective Banks' Advances constituting such Borrowing; and
(c) subject to the provisions of clause (a) of this Section, all prepayments of
                                 ----------
Gold under Section 2.17 shall be applied first to the
           ------------
outstanding Borrowing of Gold with the greatest increase in the Dollar Value thereof as of the date of prepayment over the Advance Date Value thereof.

     SECTION 2.19.  Conversion of Borrowings.
                    ------------------------

     (a)  Interest Rate Conversion or Renewal.  Unless an Event of Default shall
          -----------------------------------
have occurred and be continuing and subject to the terms and conditions of this Agreement, the Borrower shall have the right at any time or from time to time prior to the Maturity Date to convert Base Borrowings to LIBOR Borrowings and LIBOR Borrowings to Base Borrowings in the same aggregate principal amount, or to select a new Interest Period for an outstanding LIBOR Borrowing or Borrowing of Gold, provided that: (i) the Borrower shall give the Agent notice of each
         --------
such conversion or renewal as provided below; (ii) LIBOR Borrowings may be converted or renewed (upon at least five Business Days' notice to the Agent pursuant to a Notice of Conversion or Renewal of Interest) only on the last day of an Interest Period for such Borrowings; (iii) Borrowings of Gold may be renewed (on at least three Business Days' notice pursuant to a Notice of Conversion or Renewal of Interest from the Borrower to the Agent, which shall give at least two Business Days' notice thereof to each Bank) only on the last day of an Interest Period for such Borrowings; and (iv) Base Borrowings may be converted at any time upon two Business Days' notice to the Agent pursuant to a Notice of Conversion or Renewal of Interest in a minimum aggregate principal amount of $2,000,000. The renewal of an Interest Period for an outstanding Borrowing of Gold shall not affect the Advance Date Value for such Borrowing of Gold. Each Notice of Conversion or Renewal of Interest shall specify the Borrowings to be converted or renewed, whether such Borrowings are being converted or renewed, the duration of the Interest Period selected and the date of conversion or renewal (which shall be a Business Day or, in the case of a renewal of an Interest Period for a Borrowing of Gold, a Business Day that is followed by a Business Day). In the event that the Borrower fails to renew any Interest Period for any LIBOR Borrowing or any Gold Borrowing before the expiration of such Interest Period, such Borrowings (if LIBOR Borrowings) will be automatically converted into Base Borrowings on the last day of the then current Interest Period for such Borrowings or (if Gold Borrowings) will be automatically renewed for an Interest Period of one month.

     (b)   Conversion Between Gold and Dollars.  Unless an Event of Default
           -----------------------------------
shall have occurred and be continuing and subject to the terms and conditions of this Agreement, the Borrower shall have the right at any time or from time to time prior to the Maturity Date to convert Borrowings of Gold to Borrowings of Dollars and Borrowings of Dollars to Borrowings of Gold; provided, that: (i) the
                                                         --------
Borrower shall give the Agent at least four Business Days' notice of each such conversion from Gold to Dollars and at least fourteen days' notice of each such conversion from Dollars to Gold pursuant to a Notice of Conversion of Gold or Dollars; (ii) LIBOR Borrowings and Gold Borrowings may be converted only on the last day of an Interest Period for such Borrowings; and (iii) the amount of Gold or Dollars to be converted on any date shall be not less than $2,000,000 or any greater integral multiple of $1,000,000 (or Ounces with an equivalent Dollar Value (in the case of conversions from Dollars to Gold) or with an equivalent Advance Date Value (in the case of conversions from Gold to Dollars)). Each Notice of Conversion of Gold or Dollars shall specify the Borrowings to be converted, whether the Borrowing shall be converted into a Base, LIBOR or Gold Borrowing and the duration of the Interest Period selected (if the Borrowing is to be converted into a LIBOR or Gold Borrowing), the form of the settlement of the Borrowing) and the date of conversion (which shall be a Business Day, or, in the case of a conversion from Dollars to Gold, a Business Day that is followed by a Business Day). In the event the Borrower is converting a Borrowing of Gold into a Borrowing of Dollars pursuant to a Notice of Conversion of Gold or Dollars, on the date of conversion, (aa) the Borrower shall return the Gold to be converted at the Borrower's expense in accordance with Section 2.5, together with interest accrued thereon to the date of such
     -----------
return, and, (bb) the Agent shall Advance Dollars to the Borrower at the rate and for the Interest Period designated in the Notice of Conversion of Gold or Dollars in an amount equal to the Advance Date Value of the Gold returned. In the event that the Borrower is converting a Borrowing of Dollars into a Borrowing of Gold pursuant to a Notice of Conversion of Gold or Dollars, on the date of conversion, (xx) the Borrower shall repay the principal amount of the Borrowing to be converted, together with interest accrued thereon to the date of such repayment, and (yy) the number of ounces of Gold with equivalent Advance Date Value (i.e., Dollar Value on the date of conversion) to the principal of the Dollars repaid for the Interest Period designated in the Notice of Conversion of Gold or Dollars shall be Delivered by the Banks to the Borrower in accordance with Section 2.5. If the Borrower converts a Borrowing of Dollars
                -----------
into a Borrowing of Gold hereunder, the Borrower shall provide a Confirmation of Borrowing in accordance with Section 2.20. Subject to the provisions of Section
                             ------------                               -------
2.18(a), all returns of Gold hereunder shall be applied first to the outstanding
-------
Borrowing of Gold with the greatest increase in the Dollar Value thereof as of the date of return over the Advance Date Value thereof.

     SECTION 2.20.  Risk of Loss.  Each Bank will assume all risk of loss of, or
                    ------------
damage to, any Gold to be Delivered by it to the Borrower until it has been Delivered to the Agent at the agreed location. Unless the Banks receive notice of error within seven Business Days of the Borrower's receipt of any Gold, the Borrower's receipt of the quantity and quality of the Gold will be conclusively deemed to be as set out in the Banks' delivery orders. The Borrower shall also provide a Confirmation of Borrowing for each Borrowing of Gold, as soon as practicable and in any event within seven Business Days after receipt of the Banks' delivery orders, which Confirmation of Borrowing shall be sent to: The Bank of Nova Scotia, at the address for notices set forth on the signature page hereof, Attention: Vice President, with a copy to: The Bank of Nova Scotia, ScotiaMocatta, 68th Floor, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 1H1 CANADA, Attention: Director.

     From the time any Gold is Delivered to the Borrower until such Gold is returned to Agent, no Bank will assume any risk of loss, theft, detention of or damage to such Gold. During such period, the Borrower assumes all risk of loss, theft, detention of or damage to such Gold.

     SECTION 2.21.  Inability to Provide Gold or Dollars at LIBOR.
                    ---------------------------------------------

     (a)   Gold.  Notwithstanding anything to the contrary in this Agreement, no
           ----
Bank or the Agent shall be liable for any failure to comply with its obligations under or pursuant to this Article, and the Banks or the Agent shall be entitled to terminate any arrangements respecting Advances of, conversions into or renewals of Interest Periods respecting Gold entered into under this Article without liability, if such failure is caused directly or indirectly, wholly or partly, by act or omission of any government or competent authority, lack of availability of Gold, or other contingency, circumstance or event of any nature beyond the control of such Bank or the Agent. If any Bank is unable to make any Advance of Gold by reason of lack of availability of Gold, and if the conditions set forth in Sections 3.1 and 3.2 hereof are satisfied, then the Banks will,
             ------------     ---
upon the Borrower's request, make such an Advance to the Borrower, for a term to be mutually agreed among the Borrower and the Banks, in an amount in Dollars equal to the Dollar Value on the second Business Day prior to the Advance Date of the Gold which would have been borrowed from the Banks but for their inability, calculated on the date upon which the Banks notify the Borrower of such inability; the interest rates on the loans shall be calculated pursuant to
Section 2.12(b).  In the event that any one Bank is required to make an Advance
---------------
in Dollars pursuant to the foregoing sentence, all of the Banks will make their Advances in Dollars rather than Ounces. If any Bank is unable to convert a Borrowing of Dollars into a Borrowing of Gold by reason of lack of availability of Gold, then the Borrowing will remain a Borrowing of Dollars. If any Bank is unable to renew the Interest Period respecting a Borrowing of Gold by reason of lack of availability of Gold, then the Borrower will return such Gold in the same form and at the same place as such Gold was Delivered and the Banks shall Advance Dollars to the Borrower at the rate and for the Interest Period agreed between the Borrower and the Banks in an amount equal to the Advance Date Value of the Gold returned.

     (b)   Dollars at LIBOR.  Notwithstanding anything to the contrary in this
           ----------------
Agreement, no Bank or the Agent shall be liable for any failure to comply with its obligations under or pursuant to this Article, and the Banks or the Agent shall be entitled to terminate any arrangements respecting LIBOR Borrowings entered into under this Article without liability, if such failure is caused directly or indirectly, wholly or partly, by:

          (i) Lack of availability in the interbank Eurodollar market of Dollar deposits in the principal amount and for a period equal to the relevant Interest period; or

          (ii) Failure of LIBOR to accurately reflect the cost of such Bank or the Agent of making, funding or maintaining the LIBOR Borrowing; or

          (iii) Any change in financial, political or economic conditions or currency exchange rates making it impractical for such Bank or the Agent to make, fund or maintain the LIBOR Borrowing; or

          (iv) Any change in applicable law or regulation or in the interpretation thereof making it unlawful or impractical for such Bank or the Agent to make, fund or maintain the LIBOR Borrowing.

The Agent shall give notice of the foregoing to the Borrower promptly upon receipt by the Agent of notice thereof from such Bank, and upon the sending of such notice, any obligation of such Bank or the Agent to make, fund or maintain the LIBOR Borrowing shall terminate and such Bank or the Agent shall make, fund or maintain such Borrowing as a Base Borrowing.

     (c)   Commercial Impracticability.  Without limiting the effect of the
           ---------------------------
provisions of clause (a) of this Section, in the event that, by reason of any
              ----------
Regulatory Change, a Bank either (i) incurs any incremental costs which such Bank determines are attributable to its making or maintaining any Advances, or its obligation to make any Advances hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of, such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") based on or measured by the excess above a
               ----------------
specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Borrowings or Base Borrowings is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Borrowings or Base Borrowings or (ii) becomes subject to restrictions on the amount of such category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower, the obligation of such Bank to make additional Advances of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of clause (b) of this Section shall be applicable).
              ----------

     SECTION 2.22.  Yield Protection.
                    ----------------

     (a)   Increased Costs.  If due to (i) the imposition or increase of the
           ---------------
taxes (other than income taxes) on amounts payable by the Borrower hereunder or
(ii) the introduction of, or any Regulatory Change (including, without limitation, any change by way of imposition or increase of reserve requirements) or (iii) the compliance by any Bank with any guideline or request from any central bank or other governmental authority respecting capital requirements or any other matter (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining Advances or resulting in a reduction of the amounts which the Banks are entitled to receive and retain hereunder, then the Borrower shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to indemnify such Bank against such cost.

     (b)   Capital Requirements.  In the event that at any time after August 9,
           --------------------
1996 any Regulatory Change shall, in the opinion of any Bank, require that its Commitment (or any portion thereof) be treated as an asset or otherwise be included, for purposes of calculating the appropriate amount of capital or equity to be maintained by such Bank or any corporation controlling such Bank and such Regulatory Change shall have the effect of reducing the rate of return on such Bank's or such corporation's capital or equity, as the case may be, as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation, as the case may be, could have achieved but for such Regulatory Change (taking into account such Bank's or such corporation's policies, as the case may be, with respect to capital adequacy and any payments made to such Bank pursuant to clause (a) of this Section which relate to capital adequacy) by an amount
----------         -------
deemed by such Bank to be material, then from time to time following written notice by such Bank to Borrower through the Agent of such Regulatory Change, within five days after demand by such Bank through the Agent, the Borrower shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction.

     (c)   Payment of Compensation.  If any Bank becomes entitled to claim any
           -----------------------
additional amounts pursuant to this Section, it shall promptly notify the Borrower through the Agent of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the method of computation of any additional amounts payable pursuant to this Section, submitted by such Bank to the Borrower through the Agent, shall be delivered to the Borrower promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The entitlement of any Bank to claim additional compensation pursuant to this Section shall be computed without regard to any sale by such Bank of participating interests in any or any part of its Advances, its Commitments or any other interests hereunder in accordance with Section 9.7(b) hereof. The covenants in this
                             --------------
Section shall survive the termination of this Agreement and the payment of the Notes.

     (d) Each Assignee Bank that is a Non-U.S. Bank shall, on or prior to the date it becomes an Assignee Bank, execute and deliver to the Borrower and the Agent, two or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or, solely if such Bank or Assignee Bank is claiming exemption from United States withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8 and a certificate signed by a duly authorized officer of such Bank or Assignee Bank representing that such Bank or Assignee Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank or Assignee Bank is exempt from withholding or deduction of Taxes; and (ii) deliver to the Borrower and the Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower.

     SECTION 2.23.  Payments and Computations.  The Borrower shall return each
                    -------------------------
Advance of Gold hereunder and under the Gold Receipts in accordance with Section
                                                                         -------
2.5.  The Borrower shall make each payment of Reimbursement Obligations and
---
money hereunder and under the Notes without setoff, deduction or counterclaim not later than 11:00 A.M. (Atlanta time) on the day when due in Dollars to the Agent at its address set forth after its signature to this Agreement in immediately available funds. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent will promptly thereafter distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. The Borrower hereby authorizes each Bank, if and to the extent payment of money or return of Gold owed to such Bank is not made when due hereunder or under a Note or Gold Receipt held by such Bank, to charge from time to time against the Borrower's account with such Bank any amount so due. All computations of interest under the Notes and the Gold Receipts and the commitment fee and Letter of Credit fees payable hereunder shall be made by the Agent on the basis of a year of three hundred sixty days for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term "Interest Period") be made on the next
----------                                ---------------
succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 2.24.  Advance, Conversion, Renewal or Payment on Business Day.
                    -------------------------------------------------------
All Advances or returns of Gold to be made hereunder or under any Instrument and all renewals of Interest Periods for Gold Borrowings and conversions from Dollars to Gold hereunder shall be made on a Business Day that is followed by a Business Day. All Advances or payments of Dollars to be made hereunder or under any Instrument and all renewals of Interest Periods for LIBOR Borrowings and conversions from Gold to Dollars hereunder shall be made on a Business Day. Whenever any Advance, conversion, renewal or return in respect of Gold, or Advance, conversion or payment of Dollars in respect of a Base Borrowing to be made hereunder or under any Instrument shall be stated to be due on a day which is not a Business Day (or, in the case of an Advance, conversion, renewal or return in respect of Gold, a Business Day that is followed by a Business Day), such Advance, return, conversion, renewal or payment may be made on the next succeeding Business Day (or, in the case of an Advance, conversion, renewal or return in respect of Gold, a Business Day that is followed by a Business Day), and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be. Whenever any payment of Dollars, conversion or renewal in respect of a LIBOR Borrowing to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, such payment, conversion or renewal shall be made on the next preceding Business Day.

     SECTION 2.25.  Sharing of Payments, Etc.  If any Bank shall obtain any
                    ------------------------
payment of Dollars or return of Gold (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of a Note or Gold Receipt held by it or the pro rata share of any Reimbursement Obligation owing to it in excess of its ratable share of payments on account of the Instruments obtained by all the Banks, such Bank shall purchase from the other Banks such participations in the Instruments held by them as shall be necessary to cause such purchasing Bank to share the excess payment or receipt of (including in respect of Reimbursement Obligation) or return of Gold ratably with each of the other Banks; provided, however, that each Bank in its discretion shall be
             --------  -------
entitled to determine whether such payment or return was obtained on account of another obligation of the Borrower or the Guarantors to the Bank; and provided
                                                                      --------
further, that if all or any portion of such excess payment or return of Gold is
-------
thereafter recovered
by the selling Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.26.  Forward Sales.  To the extent any Bank's Revolving Advances
                    -------------
(valued at Advance Date Values) are less than its Revolving Commitment at any time, the Borrower shall have the right to require such Bank to quote on and, if accepted, agree to a Forward Sale on the following terms:

          (a)   Subject to Section 2.2(b) and clauses (c) and (e) of this
                           --------------     -----------     ---
     Section, the Borrower shall have the right to designate the number of Ounces of Gold to be sold and the date for delivery and payment of the price, which shall be not later than the earlier of twelve months from the date of quotation or the Maturity Date unless otherwise agreed by the Bank;

          (b) The Bank shall agree to purchase such Gold at the price quoted by such Bank (which price shall consist of the Dollar Value of such Gold on the date of quotation plus the Contango) and accepted by the Borrower;

          (c) The total of such Bank's Revolving Advances of Gold (valuing such Advances in Ounces at their respective Advance Date Values) plus the total of its Forward Sale Amounts plus the total of all outstanding Dollars (under this Agreement and the Instruments) shall not exceed such Bank's Revolving Commitment at any time. If such Revolving Commitment is exceeded, the Borrower shall comply with Section 2.17(b) and when the
                                              ---------------
     Borrower is in compliance with Section 2.17(b), the Borrower shall close
                                    ---------------
     out such Forward Sales with said Bank as may be required to comply with this provision, and pay any associated Breakage Costs;

          (d) If the Borrower desires to obtain a Revolving Advance which would cause such Bank's Revolving Commitment to be exceeded, but which would be available if such Forward Sales were terminated or the number of Ounces subject thereto reduced, the Revolving Advance shall be made, but the excess amount of Gold shall be predelivered under outstanding Forward Sales with such Bank, and Borrower shall pay any associated Breakage Costs;

          (e)   If the Borrower is in compliance with Section 2.17(a), but the
                                                      ---------------
     total of (i) the current Dollar Value of Gold subject to its Forward Sales to such Bank, minus (ii) the Forward Sale Amount thereof, plus (iii) the outstanding principal amounts of Revolving Advances in Dollars made by such Bank, plus (iv) the current Dollar Value of Revolving Advances of Gold made by such Bank, exceeds said Bank's Ceiling Dollar Value for Revolving Advances, the Borrower shall forthwith, at its option either repay sufficient

     Revolving Advances in Dollars or close out sufficient Forward Sales to bring said total down to or below said Bank's Ceiling Dollar Value for Revolving Advances. The Borrower shall pay all Breakage Costs associated with such repayments or closeouts;

          (f) The Dollar Value of Gold subject to Forward Sales shall not be included in calculations of the unused amount of the aggregate amount of the Banks' Revolving Commitments for purposes of determining the Borrower's quarterly commitment fee; and

          (g) Two Business Days prior to the date on which a Forward Sale is due to be settled (the "Notice Date") the Borrower will give notice to the
                             -----------
     Bank of its intention either to deliver the Gold subject to the Forward Sale at the agreed location or, subject to the conditions of this Section, settle the Forward Sale and enter into a new Forward Sale with any Bank.
     In the latter case, to effect the settlement of the Forward Sale on the delivery date (i) the Bank will pay to the Borrower the Contango in accordance with Section 2.12(c) and either (ii) the Borrower will pay to
                     ---------------
     the Bank the excess, if any, of the Dollar Value of the Gold subject to the Forward Sales on the Notice Date over the Forward Sale Amount or (iii) the Bank will pay to the Borrower the excess, if any, of the Forward Sale Amount over the Dollar Value of the Gold subject to the Forward Sale on the Notice Date. Any amounts owed by the Bank to the Borrower and by the Borrower to the Bank in respect of a Forward Sale pursuant to the preceding sentence shall be set off against one another.

          (h) Other provisions of each Forward Sale shall be as agreed between the Borrower and said Bank. Each Bank shall furnish copies of each Forward Sale agreement entered into.


                                  ARTICLE 3.
                    CONDITIONS OF LENDING AND FORWARD SALES

     SECTION 3.1.  Conditions Precedent to Borrowing or Forward Sale.  The
                   -------------------------------------------------
obligation of each Bank to continue its Existing Advances as Advances under this Agreement and to make additional Revolving Advances or enter into Forward Sales on the Amendment Effective Date, and the obligation of the Issuer to issue the Letter of Credit, is (in each case) subject to the conditions precedent that such Bank shall have received the following on or before the Advance or Forward Sale, each dated the Amendment Effective Date, in form and substance satisfactory to the Agent and each Bank:

          (a) Copies of this Agreement, duly executed and delivered by the Borrower, each Guarantor, each Bank and the Agent;

          (b)   Evidence that the amounts described in Section 2.14 have been
                                                       ------------
     disbursed to the Agent; and

          (c) A Cash Flow Schedule which evidences to the satisfaction of the Agent and the Banks that the Mining Group Net Present Value of the Mining Group Future Cash Flow is more than 1.4 times the total consolidated Debt of the Parent on December 31, 1998; provided, however, that for purposes of
                                         --------  -------
     this clause, the "total consolidated Debt of the Parent" shall not include Debt whose sole recourse is to a future mine and is otherwise nonrecourse to the Borrower and the Guarantors.

     SECTION 3.2.  Conditions Precedent to All Advances, Forward Sales,
                   ----------------------------------------------------
Conversions and Renewals.  The obligation of each Bank or the Issuer to make
------------------------
each Advance or Forward Sale (including any Advance or Forward Sale on the Amendment Effective Date), and, with respect to clause (a)(iii) below, the
                                                ---------------
obligation of each Bank to make each conversion or renewal in respect of an outstanding Advance, shall be subject to the further conditions precedent that on the date of such Advance or Forward Sale (and, with respect to clause
                                                                  ------
(a)(iii) below, such conversion or renewal):
--------

          (a)   The following statements shall be true:

                 (i) since the date of the balance sheet referred to in Section 4.1(j), there has been no material adverse change in the financial
          ------
          condition or operations of the Borrower or any Guarantor (provided,
                                                                    --------
          that before a change will be deemed to be materially adverse by reason of a fluctuation in the price of Gold, account will be taken of the all-in production costs of the Borrower and such Guarantor),

                 (ii) there is no pending or threatened action or proceeding affecting the Borrower or any Guarantor before any court, Governmental Agency or arbitrator which could be reasonably expected to have a material adverse effect upon the financial position of the Borrower or such Guarantor,

                 (iii) no Default shall have occurred and be continuing, or would result from such Advance or the application of the proceeds thereof, and

                 (iv) all representations and warranties in this Agreement and each other Instrument shall be true and correct in all material respects;

and the delivery to the Agent of a Credit Extension Request, or agreement to a Forward Sale (and, with respect to clause (a)(iii) only, the giving of the
                                   ---------------
Notice of Conversion or Renewal of Interest or the Notice of Conversion of Gold or Dollars) by the Borrower shall be deemed to constitute a representation and warranty by the Borrower that at the date of such Borrowing or agreement the foregoing statements are true; and

          (b) The Agent shall have received for such Advance or Forward Sale the Credit Extension Request or the Notice of Conversion or Renewal of Interest or the Notice of Conversion of Gold or Dollars, as appropriate.


                                  ARTICLE 4.
                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.1.  Representations and Warranties of the Borrower and the
                   ------------------------------------------------------
Guarantors.  In order to induce the Banks to enter into this Agreement and to
----------
make Advances hereunder, the Borrower and each Guarantor represents and warrants to each Bank as set forth in this Article.

          (a)   Organization, Good Standing.  The Borrower is a corporation duly
                ---------------------------
     incorporated, validly existing and in good standing under the laws of Delaware and each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower, its Subsidiaries and the Guarantors are and at all times will be duly qualified or otherwise authorized to do business whenever and wherever necessary to carry on their present businesses and operations under this Agreement and each other Instrument to which it is a party.

          (b)   Authorization, No Conflict.  The execution, delivery and
                --------------------------
     performance by the Borrower and each Guarantor of this Agreement and the Instruments to which they are party have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or such Guarantor, (ii) contravene the Borrower's or any Guarantor's Organic Documents, (iii) violate any provision of any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Guarantor, (iv) result in a breach of or constitute a default under or require the consent of any party pursuant to any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Guarantor is party or by which they or their properties may be bound or affected, or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor; and neither the Borrower nor any Guarantor is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          (c)   No Other Action Required.  No authorization or approval or other
                ------------------------
     action by, and no notice to or filing with, any Governmental Agency or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of this Agreement and the Instruments to which they are (or will become) a party.

          (d)   Validity and Binding Nature of Agreement and Instruments.  This
                --------------------------------------------------------
     Agreement is, and the other Instruments to which it is a party when delivered will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, and this Agreement is, and the other Instruments to which they are a party when delivered will be, legal, valid and binding obligations of each Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          (e)   Litigation, Contingent Liabilities.  There is no pending or, to
                ----------------------------------
     Borrower's or any Guarantor's knowledge, threatened action or proceeding affecting the Borrower or any Guarantor or any of their respective properties before any court, Governmental Agency or arbitrator, which may have a materially adverse effect on the respective financial condition or operations of the Borrower or any Guarantor. None of the Borrower or the Guarantors has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 4.1(j) or
                                                          --------------
     otherwise permitted by this Agreement.

          (f)   Condition of Business and Properties.  Neither the business nor
                ------------------------------------
     the properties of the Borrower or any of the Guarantors is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of the Borrower or any of the Guarantors.

          (g)   Other Agreements.  None of the Borrower or the Guarantors is a
                ----------------
     party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would reasonably be expected to have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of the Borrower or such Guarantor, or on the ability of the Borrower to carry out its obligations under this Agreement or the Instruments or on the ability of any of the Guarantors to carry out its obligations under this Agreement.

          (h)   No Misstatements of Fact.  No information, exhibit or report
                ------------------------
     furnished by the Borrower or any Guarantor to any Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

          (i)   Regulation U.  None of the Borrower or the Guarantors is engaged
                ------------
     in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (j)   Financial Statements.  The balance sheet of the Borrower and the
                --------------------
     consolidated balance sheet of the Parent as at December 31, 1995, and the related statements of income, retained earnings and cash flows of the Borrower and the Guarantors for the twelve months then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and the Guarantors as at such date and the results of the operations of the Borrower and the Guarantors for the period ended on such date, all in accordance with GAAP, in all cases consistently applied, and since December 31, 1995 there has been no material adverse change in such condition or operation.

          (k)   Liens.  None of the assets of the Borrower or any Guarantor is
                -----
     subject to any mortgage, pledge, title retention lien or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and (iii) to the extent shown in the financial statements referred to in Section 4.1(j) or
                                                             --------------
     in Schedule 3 or as otherwise permitted by this Agreement.
        ----------

          (l)   Employee Benefit Plans.  Each Plan complies in all material
                ----------------------
     respects with all applicable requirements of law and regulations and no Termination Event with respect to a Plan has occurred.

          (m)   Investment Company Act.  None of the Borrower or the Guarantors
                ----------------------
     is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (n)   Public Utility Holding Company Act.  None of the Borrower or the
                ----------------------------------
     Guarantors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (o)   Compliance With Applicable Laws.  All work performed and other
                -------------------------------
     actions or omissions to act at the properties of the Borrower and any Guarantor and the current condition of the properties of the Borrower and any Guarantor comply in all material respects with all applicable laws, ordinances, rules and regulations of any Governmental Agency and with all directions, rules and regulations of officers of every Governmental Agency having jurisdiction over the properties of the Borrower and any Guarantor and there are no existing material violations of any such applicable laws, ordinances, directions, rules or regulations.


          (p)   Environmental Matters.  To the best knowledge of the Borrower
                ---------------------
     and Guarantors, and except for normal or anticipated circumstances incurred in the regular course of the business of the Borrower and its Subsidiaries and the Guarantors, which circumstances do not have a materially adverse effect on the respective financial condition or operations of the Borrower or any Guarantor, (i) the properties and operations of the Borrower and its subsidiaries and the Guarantors comply in all material respects with all applicable Environmental Laws; (ii) none of the properties or operations of the Borrower or any of its Subsidiaries or the Guarantors is subject to any judicial or administrative proceeding alleging the material violation of any Environmental Laws; (iii) none of the properties or operations of the Borrower or any of its Subsidiaries or the Guarantors is the subject of any investigation concerning any use or release of any Hazardous Substance;
     (iv) none of the Borrower, any of its Subsidiaries, the Guarantors or any predecessor of any such Persons has filed any notice under any Environmental Laws indicating past or present material treatment, storage or disposal of a hazardous waste or reporting a material spill or release of a Hazardous Substance into the environment; (v) except as disclosed in writing to the Banks, none of the Borrower, its Subsidiaries or the Guarantors has any material contingent liability in connection with any release of any Hazardous Substance into the environment, including any material liability arising in connection with the acts or omissions of any past owner or operator of any of the premises owned, leased or used by the Borrower, any of its Subsidiaries or the Guarantors; (vi) none of the Borrower's, any of its Subsidiaries' or the Guarantors' operations involve the generation, transportation, treatment, storage or disposal of Hazardous Substances (other than in the normal course of and incidental to their business operation); (vii) none of the Borrower, its Subsidiaries or the Guarantors has improperly disposed of any material amount of any Hazardous Substance in, on or about any premises owned, leased or used by it or them;
     (viii) each surface impoundments or underground storage tanks located in, on or about any of the premises owned, leased or used by the Borrower, any of its Subsidiaries or the Guarantors complies in all material respects with applicable Environmental Laws; and (ix) (A) no Lien in favor of any Governmental Agency for any liability under Environmental Laws exists, and
     (B) no claim for damages arising from or costs incurred by such Governmental Agency in response to a release of any Hazardous Substance into the environment is pending or attached to any of the premises owned, leased or used by the Borrower, any of its Subsidiaries or the Guarantors.

          (q)   Brokers.  The Borrower and the Guarantors have not agreed to pay
                -------
     any brokerage fees, finder's fees or other similar fees or commissions with respect to any of the transactions contemplated by this Agreement and, to the best knowledge of the Borrower and the Guarantors, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with any of such transactions.

          (r)   No Default.  No Event of Default has occurred and is continuing.
                ----------

     SECTION 4.2.  Warranties of the Banks With Respect to the Gold.  Each Bank
                   ------------------------------------------------
warrants that the Gold Delivered by it hereunder will conform to the description of Gold herein. THERE ARE NO EXPRESS WARRANTIES WITH RESPECT TO SUCH GOLD OTHER THAN THOSE HEREIN SPECIFIED. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION OF THE GOLD DESCRIBED IN THIS AGREEMENT. NO WARRANTY OF MERCHANTABILITY, FITNESS FOR PURPOSE, OR ANY WARRANTY OF ANY OTHER NATURE SHALL BE IMPLIED.

     SECTION 4.3.  Warranties of the Borrower and the Guarantors With Respect to
                   -------------------------------------------------------------
the Gold.  The Borrower and the Guarantors warrant that the Gold returned by the
--------
Borrower hereunder will conform to the description of the Gold herein. THERE ARE NO EXPRESS WARRANTIES WITH RESPECT TO SUCH GOLD OTHER THAN THOSE HEREIN SPECIFIED. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION OF THE GOLD DESCRIBED IN THIS AGREEMENT. NO WARRANTY OF MERCHANTABILITY, FITNESS FOR PURPOSE, OR ANY WARRANTY OF ANY OTHER NATURE SHALL BE IMPLIED.


                                  ARTICLE 5.
                 COVENANTS OF THE BORROWER AND THE GUARANTORS

     SECTION 5.1.  Affirmative Covenants.  The Parent, the Borrower and each
                   ---------------------
Guarantor agrees with each Bank that until all Commitments have expired or terminated, all Obligations have been paid and performed in full and the Letter of Credit has expired or terminated (or the Agent shall have received cash (in a cash collateral account on terms satisfactory to the Agent) in the Stated Amount of the Letter of Credit), the Parent and the Borrower will, and will cause their Subsidiaries to, perform or cause to be performed the obligations set forth below.

          (a)   Compliance With Laws, Etc.  The Borrower and the Guarantors
                -------------------------
     shall comply in all material respects with all Governmental Requirements now in force or that may be enacted hereafter and with all directions, rules and regulations of the fire marshal, health officer, building inspector or other officers of every Governmental Agency now having or hereafter acquiring jurisdiction over the properties of the Borrower or the Guarantors.

          (b)   Reporting Requirements.
                ----------------------

                  (i)   Monthly Reports.  The Borrower and the Guarantors shall
                        ---------------
          furnish to the Agent as soon as available and in any event within twenty-one days after the end of each month, the monthly management report of the Parent, such report to include a report as to the quantity and quality of ore mined and Gold and Silver production for each mine in the Mining Group and the costs thereof in a form acceptable to the Agent.

               (ii)   Quarterly Reports.  The Borrower and the Guarantors shall
                      -----------------
          furnish to the Agent and each Bank as soon as available and in any event within sixty days after the end of each of the first three quarters of each Fiscal Year of each of the Borrower and the Guarantors, (x) a balance sheet of the Borrower and a consolidated balance sheet of the Parent as of the end of such quarter, (y) a statement of income and retained earnings of the Borrower and a consolidated statement of income and retained earnings of the Parent for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, and (z) a statement of cash flows of the Borrower and a consolidated statement of cash flows of the Parent for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, all certified by the respective president or vice president and treasurer of the Borrower and the Parent, together with a Cash Flow Schedule, a production report for all mines in the Mining Group respecting the quarter then ended and a statement setting forth the calculation of the Mining Group Net Present Value of the Mining Group Future Cash Flow all certified by the Borrower and the Guarantors prepared in accordance with generally accepted industry practices and in a manner reasonably acceptable to the Agent, and a certificate signed by a duly authorized officer of the Borrower stating whether or not as of the end of such quarter the statements contained in Section 3.2(a) are true, and a certificate signed by a
                       --------------
          duly authorized officer of the Parent stating whether or not as of the end of such quarter the Parent is in compliance with the financial criteria set forth in Section 7.1(k).
                                --------------

               (iii)   Annual Reports.  The Borrower, the Guarantors and the
                       --------------
          Parent shall furnish to the Agent and each Bank as soon as available and in any event within ninety days after the end of each Fiscal Year of each of the Borrower, the Guarantors and the Parent, (x) a balance sheet of the Borrower and each of the Guarantors (other than the Parent) and a consolidated balance sheet of the Parent as of the end of such Fiscal Year, (y) a statement of income and retained earnings of the Borrower and each of the Guarantors (other than the Parent) and a consolidated statement of income and retained earnings of the Parent for such Fiscal Year, and (z) a statement of cash flows of the Borrower and each of the Guarantors (other than the Parent) and a consolidated statement of cash flows of the Parent, certified (as to the financial statements of the Parent) in a manner reasonably acceptable to the Agent by independent public accountants acceptable to the Agent, and certified by the respective president or vice president and treasurer of the Borrower, the Guarantor and the Parent, together with (A) a Cash Flow Schedule and a calculation of Mining Group Net Present Value of the Mining Group Future Cash Flow, together with the underlying statements as to the latest published ore reserves, with year to year changes for each mine of the

          Mining Group, and statements of the estimated life of each mine belonging to the Mining Group, projected production volumes and grades for each such year of such life and the estimated operating costs and capital costs anticipated to be incurred with respect to each such mine, such life of mine plans to have been approved by both mine site personnel and management, all of which such schedules, calculations, statements, projections and estimates shall be subject to the review and reasonable approval of the Agent and Majority Banks, within thirty Business Days after the delivery thereof, it being agreed that if the Agent or any Bank shall have questions or comments with respect to such submissions, the Borrower shall promptly respond thereto and provide such additional or revised data as may be reasonably required by the Agent or such Bank; (B) a report setting forth for each mine belonging to the Mining Group, each written summons, citation, directive, notice, complaint, letter or other written communication from any Governmental Agency concerning the alleged violation with respect to such mine of any Environmental Laws, or investigation of the Borrower or a Guarantor relating to the handling of any Hazardous Substance, or the release thereof into the environment, or any request for remediation, cleanup or removal of any Hazardous Substance wherever located, by the Borrower or such Guarantor, which investigation or request is other than routine; (C) a production report for such year certified by the Borrower and the Parent in a manner acceptable to the Agent, and a certificate signed by a duly authorized officer of the Borrower stating whether or not as of the end of such Fiscal Year the statements contained in Section 3.2(a) are
                                                              --------------
          true, and a certificate signed by a duly authorized officer of the Parent stating whether or not as of the end of such Fiscal Year, the Parent is in compliance with the financial criteria set forth in

          Section 7.1(k); (D) a detailed ore reserve report from each member of
          --------------
          the Mining Group in a form previously provided to the Agent; and (E) updated five year projections for the Parent in a form acceptable to the Agent showing cost and production summaries for each operation, and consolidated summaries of income, sources and uses of funds (including development capital expenditures for each operation) and capitalization for the Parent.

               (iv)   Other Reports.  The Borrower and the Guarantors shall
                      -------------
          furnish to the Agent and each Bank: (A) promptly upon becoming aware of any circumstance that could result in a material change in the statements provided pursuant to clauses (b)(iii)(A), (b)(iii)(B) or
                                          -------------------  -----------
          (b)(iii)(C) of this Section, notice setting forth the particulars
          -----------
          thereof and a new Cash Flow Schedule and new statements pursuant to such clauses, which submission shall be subject to the approval of the Agent and the Majority Banks as provided in clause (b)(iii) of this
                                                      ---------------
          Section; (B) promptly after the filing or receiving thereof, copies of all reports and notices under ERISA which the Borrower or the Parent files with or receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor; (C) promptly after the filing or receiving thereof, copies of all notices which the Borrower receives from any Governmental Agency alleging its material noncompliance with Environmental Laws or actual or potential liability for cleanup, remediation or removal of any Hazardous Substance wherever located and any replies of the Borrower filed in response thereto; (D) promptly upon becoming aware of any actual or proposed Change in Ownership or Management, notice setting forth the particulars thereof; (E) any reports from independent third parties relating to environmental or ore reserve audits; and (F) such other information respecting the condition of operations, financial or otherwise, of the Borrower or the Guarantors as the Agent or any Bank may from time to time reasonably request.

          (c)   Visitation Rights.  The Borrower shall at any reasonable time
                -----------------
     during normal business hours and from time to time, on reasonable notice, permit any Bank or any agents or representatives thereof (i) to examine and make copies of and abstracts from the records and books of account of the Borrower; (ii) to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors; and (iii) to visit and inspect any mine in the Mining Group.

          (d)   Maintenance of Insurance.  The Borrower and the Guarantors shall
                ------------------------
     maintain such insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is satisfactory to the Banks and as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Guarantors operate.

          (e)   Maintenance of Properties, Etc.  The Borrower and the Guarantors
                ------------------------------
     shall maintain and preserve all of their properties and equipment which are material to the proper conduct of their businesses in good working order and condition, ordinary wear and tear excepted.

          (f)   Keeping of Records and Books of Account.  The Borrower and the
                ---------------------------------------
     Guarantors shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and the Guarantors.

          (g)   Preservation of Corporate Existence, Etc.  The Borrower and the
                ----------------------------------------
     Guarantors shall preserve and maintain their corporate existence, rights, franchises and privileges in the jurisdictions of their incorporation, and qualify and remain qualified as foreign corporations in each jurisdiction in which such qualification is necessary or desirable in view of their businesses and operations or the ownership of their properties.

          (h)   Conduct of Business.  The Borrower shall engage solely in the
                -------------------
     business of exploring for, developing, owning interests in and operating precious metals properties, including gold mines, and in activities incidental thereto, in accordance with generally accepted industry practices.

          (i)   Notice of Default and ERISA Matters.  The Borrower and the
                -----------------------------------
     Guarantors shall furnish to the Agent and each Bank as soon as possible, and in any event within five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the respective vice president and treasurer of the Borrower and the Guarantors setting forth the details of such Default and the action which the Borrower proposes to take with respect thereto. The Borrower shall furnish to the Agent and each Bank as soon as possible, and in any event within five Business Days after the occurrence thereof, written notice of the occurrence of any Termination Event.

          (j)   Payment of Taxes and Other Claims.  The Borrower and the
                ---------------------------------
     Guarantors shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon them or upon their income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon their respective property; provided, however that the Borrower and the Guarantors shall not
               --------  -------
     be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings if the Borrower and such Guarantor shall have set aside on their books adequate reserves with respect thereto in accordance with GAAP.

          (k)   Forward Sale Contracts.  In the event that the Borrower intends
                ----------------------
     to use the sale price per ounce under any forward sale contract (other than a Forward Sale) as the Advance Date Value for the Ounces of Gold to be borrowed from the Banks on the appropriate Advance Date, upon notice to the Banks prior to entering into the contract, the Borrower shall provide the Banks with the opportunity to quote the price of gold to be payable under the contract, and shall enter into such contract with the Bank or Banks whose quotations it accepts, if any, on such terms as may otherwise be mutually agreeable.

          (l)   Additional Guarantors.  The Borrower and the Parent shall
                ---------------------
     promptly cause any Person required by the provisions of this Agreement to become a Guarantor hereunder to duly execute and deliver to the Agent and each Bank a Supplement to this Agreement in substantially the form of

     Exhibit L hereto.  Without limiting the generality of the foregoing, with
     ---------
     the written consent of the Banks, a Person that acquires from the Borrower or a Guarantor in one or more sale and leaseback transactions Operating Assets in an aggregate amount of $50,000 or less shall not be required to become a Guarantor hereunder.

          (m)  Further Assurances.  The Borrower and the Guarantors shall
               ------------------
     promptly and duly execute and deliver to the Agent and each Bank such documents and assurances and take such further action as the Banks may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the documents delivered pursuant hereto and to establish and protect the rights and remedies created or intended to be created in favor of the Agent and the Banks.

     SECTION 5.2.  Negative Covenants.  So long as any obligation under the
                   ------------------
Instruments shall remain outstanding or any Bank shall have any Commitment hereunder or the Letter of Credit remains issued and outstanding (unless the Agent shall have received as cash collateral Dollars in the Stated Amount of the Letter of Credit in an account maintained with (and under the sole dominion and control of) the Agent, pursuant to documentation satisfactory to the Agent, the Borrower will not (and each Guarantor will not as to Sections 5.2(a), 5.2(b),
                                                     ---------------  ------
5.2(c), 5.2(d), 5.2(e), 5.2(g) and 5.2(h)), without the written consent of the
------  ------  ------  ------     ------
Banks (or, in connection with Section 5.2(b), the Majority Banks):
                              --------------

          (a)  Debt.  Create, incur, assume or suffer to exist, directly or
               ----
     indirectly, any Debt except:

               (i)  Debt hereunder or under the Instruments, or

               (ii)  Debt reflected in Schedule 5 hereto, and extensions,
                                       ----------
          modifications, or refinancing of such Debt; provided, however, that
                                                      --------  -------
          such extensions, modifications or refinancings shall not render such Debt senior in priority or right of payment to the Debt hereunder;

          provided, further, that such Debt may not be subject to early
          --------  -------
          redemption or defeasance (either by sinking fund or otherwise) and may not be prepaid or repaid in any manner prior to the Maturity Date, or

               (iii) Debt under revolving credit facilities to a maximum of $50,000,000, or

               (iv) Debt which may exist for a period of up to 90 days as a result of drawings under the letters of credit (other than the Letter of Credit) issued in the normal course of business of developing and operating precious metals mines; provided that the sum of (A) such
                                           --------
          Debt and (B) the undrawn face amount of all such letters of credit (other than the Letter of Credit) shall not exceed $75,000,000 in the aggregate, or

               (v) any Debt owed by the Borrower to a Guarantor or by a Guarantor to the Borrower, or

               (vi) as to the Parent, the Borrower and EBCC, any Debt, the proceeds of which are used directly or indirectly, and exclusively, for the acquisition, development or construction of a mine of precious metals, and extensions, modifications, or refinancing of such Debt; provided, however, that such Debt or
          --------  -------
          extensions, modifications or refinancings of such Debt shall not be senior in priority or right of payment to the Obligations hereunder; provided further, that such Debt may not be subject to early
          -------- -------
          redemption or defeasance (either by sinking fund or otherwise) and may not be prepaid or repaid in any manner prior to the Maturity Date.

          (b)  Liens, Etc.  Create, incur, assume or suffer to exist, directly
               ----------
     or indirectly, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance whether or not determined (including the lien or retained security title of a conditional vendor) of any nature upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive the production, proceeds or income therefrom, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

               (i) for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

               (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business in an amount which at no time exceeds $5,000,000;

               (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) arising out of pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of business to which the Borrower or such Guarantor is a party as lessee in an amount which at no time exceeds $1,000,000;

               (v) arising out of deposits to secure public or statutory obligations of the Borrower or such Guarantor in an amount which at no time exceeds $2,000,000;

               (vi) arising out of deposits to secure, or in lieu of, surety, appeal or customs bonds in proceedings to which the Borrower or such Guarantor is a party in an amount which at no time exceeds $1,000,000;

               (vii) arising out of operating leases entered into in the ordinary course of business and under which the aggregate annual rentals do not exceed $5,000,000;

               (viii) of purchase money mortgages and other security interests on equipment acquired, leased or held by the Borrower or the Guarantors (including equipment held by the Borrower or such Guarantors as lessee under leveraged leases other than those described in clause (b)(ix) below) in the ordinary course of business to secure
             --------------
          the purchase price of such equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition (including acquisition as lessee under leveraged leases), construction or improvement of any such equipment to be subject to such mortgages or security interests, or mortgages or other security interests existing on any such equipment at the time of such acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such mortgage or other security interest shall extend to or cover any equipment other than the equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or security interest being extended, renewed or replaced, and provided, further, that, as
                                                   --------  -------
          to the Borrower but not as to such Guarantor, the aggregate principal amount of the Debt of the Borrower at any one time outstanding and secured by mortgages and other security interests permitted by this clause shall not exceed $5,000,000 and that any such Debt shall not otherwise be prohibited by the terms of this Agreement;

               (ix) liens and security interests outstanding on August 9, 1996 and described in Schedule 3 hereto; and
                           ----------

               (x) arising without the consent of the Borrower or such Guarantor, including, without limitation, zoning restrictions, easements, licenses, restrictions on the use of properties or minor irregularities in title thereto, which do not materially impair the use of such properties in the operations of the Borrower or such Guarantor in the ordinary course of business or the value of such properties for the purpose of such business;

     provided, however, that, at no time shall the sum of the amounts permitted
     --------  -------
     pursuant to clauses (b)(ii), (b)(iv), (b)(v), (b)(vi) and (b)(vii) exceed
                 ------- -------  -------  ------  -------     --------
     $10,000,000 in the aggregate for the Borrower and the Guarantors.

          (c)  Assumptions, Guarantees, Etc. of Indebtedness of Other Persons.
               --------------------------------------------------------------
     Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Debt or indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. This provision shall not apply to the Parent.

          (d)  Investments in Other Persons.  Make any loan or advance to any
               ----------------------------
     Person exceeding at any one time an aggregate of $250,000, or purchase or otherwise acquire the capital stock, assets, or obligations of, or any interest in, any Person (other than a Person engaged in the business of exploration for or mining for precious metals and other than readily marketable direct obligations of the United States of America and certificates of time deposit issued by commercial banks of recognized standing operating in the United States of America). Notwithstanding the foregoing, the Borrower may (i) make loans to Affiliates which are not Guarantors, provided such loans are guaranteed by the Parent, (ii) purchase and hold any debt securities issued or guaranteed by the United States government, (iii) purchase and hold commercial paper, maturing not more than nine months from the date of issue, which is issued by a corporation organized under the laws of any state of the United States and rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc. or (iv) purchase and hold any certificate of deposit or bankers acceptance, maturing not more than one year from the date of issue, which is issued by either (x) a commercial banking institution that is a member of the Federal Reserve System and has (A) a combined capital and surplus and undivided profits of not less than $3,000,000,000 and (B) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc. or
     (y) any Bank.

          (e)  Mergers, Etc. Merge or consolidate with any Person (provided,
               ------------
     that the Borrower or a Guarantor, as the case may be, shall be the surviving corporation in any merger or consolidation involving such party consented to by the Banks), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person (other than an Affiliate of Borrower with the consent of the Banks, which consent shall not be unreasonably withheld or delayed), or acquire (whether in one transaction or in any series of transactions) all or substantially all of the shares or assets of any Person (other than with the consent of the Banks, which consent shall not be unreasonably withheld or delayed).

          (f)  Investments of Certain Types.  Use any Advances to acquire
               ----------------------------
     (whether in one transaction or in a series of transactions) all or substantially all the shares of, or shares representing a controlling interest in, any Person otherwise than through a transaction consummated with the prior approval of the Board of Directors of such Person a majority of whose members are Continuing Directors. For the purposes hereof

     "Continuing Directors" means, as of the date of any such approval, (x)
     ---------------------
     individuals who on the date two years prior to such approval date were members of such Person's Board of Directors and (y) any new Director whose nomination for election by such Person's shareholders was approved by a vote of at least seventy-five percent (75%) of the Directors then still in office who either were Directors on the date two years prior to such approval date or whose nomination for election was previously so approved.

          (g)  Transfers of Assets. (x) Transfer, sell or dispose of any
               -------------------
     Operating Assets, if the aggregate amount of all such transfers, sales and disposal within any 12-month period exceeds $10,000,000 in the aggregate for the Borrower and the Guarantors (exclusive of sales and leasebacks of Operating Assets from time to time after August 9, 1996 in an aggregate amount not in excess of $5,000,000, which shall be permitted without condition or limitation under this clause) or (y) distribute any property other than (i) securities of the Parent or (ii) cash to any shareholder of the Parent.

          (h)  Change in Ownership or Management.  Permit a Change in Ownership
               ---------------------------------
     or Management to occur.

          (i)  Use of Proceeds.  Use any proceeds of any Advance to acquire any
               ---------------
     security in any transaction which is subject to sections 13 and 14 of the Securities Exchange Act of 1934. In addition, the Letter of Credit will be issued only for the benefit of any one or more of United States Fidelity and Guaranty Company, Fidelity and Guaranty Insurance Company, Fidelity and Guaranty Insurance Underwriters, Inc. or Van-American Insurance Agency, Inc. or any of their respective Subsidiaries or successors or assigns in support of its $8,300,000 reclamation bond delivered by any one or more of those parties in connection with statutory obligations of reclamation of the Lamefoot deposit at the Kettle River Mine.

          (j) Notwithstanding any other provision of this Agreement to the contrary, Sections 5.2(a), 5.2(e), 5.2(g) and 7.1(j) shall be deemed to permit the EBCC Transaction; provided, that the steps set forth in the
                                  --------
     September 23 Letter shall be required to occur contemporaneously with the incurrence of Debt described in such letter, and provided, further, that
                                                      --------  -------
     the Debt to be incurred in connection with EBCC Transaction shall only be permitted to be outstanding on the date the EBCC Transaction is consummated. Furthermore, the Banks agree that the value of assets transferred pursuant to the EBCC Transaction shall not cause a reduction in the basket amount permitted by Section 5.2(g). Each Bank agrees that contemporaneously with the consummation of the EBCC Transaction, EBCC shall cease to be a party to this Agreement and shall be released from its obligations as a Guarantor under this Agreement, and all references to EBCC in this Agreement shall be deemed to have been automatically deleted.


                                  ARTICLE 6.
                         ABSOLUTE CONTINUING GUARANTEE

     SECTION 6.1.  Undertaking.  For and in consideration of the entering into
                   -----------
by the Banks of this Agreement, and in order to induce the Banks to execute and deliver this Agreement and to provide the Banks with further assurance of each Obligor's payment of any and all Obligations under this Agreement, the Instruments or any Forward Sale, the Guarantors hereby confirm their existing joint and several guaranty, originally delivered under the terms of the Gold Bullion Loan

Agreement, dated as of January 3, 1992 (the "Original Agreement"), among the
                                             ------------------
Borrower, the Guarantors and the Banks (as subsequently amended and restated), of all Obligations and without limiting the foregoing jointly and severally absolutely, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S)362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. (S)502(b) and (S)506(b)) or any similar provision under other applicable bankruptcy, insolvency or similar law. Notwithstanding the foregoing, each Guarantor shall only be liable under this guarantee for the maximum amount of such liability that can be hereby incurred without rendering this guarantee, as it relates to such Guarantor, voidable under applicable fraudulent conveyance or fraudulent transfer law, and not for any greater amount. This guarantee constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower, any other Obligor or any other Person before or as a condition to the obligations of such Guarantor hereunder. The word "Obligations" is used herein in its most comprehensive sense and includes any and all advances, debts, Reimbursement Obligations, interest, obligations and liabilities of the Borrower under this Agreement or the Instruments. Without limiting the generality of the foregoing sentence, to the extent enforceable by an action at law or in equity, this guarantee shall include the Guarantors' guarantee to redeliver to the Banks when due any Advance of Gold by the Banks to the Borrower under this Agreement or the Instruments or any Forward Sale.

     SECTION 6.2.  Unconditional Guarantee.  The Guarantors hereby agree that
                   -----------------------
this guarantee is an absolute, unconditional, continuing guarantee subject to the following terms and conditions:

          (a)  Authorization.  The Guarantors authorize the Banks, without
               -------------
     notice to, demand of, or consent from the Guarantors, and without affecting its liability to the Banks hereunder, from time to time, to (i) renew, extend, accelerate or otherwise change the time or place for payment of, or otherwise change the terms of, the Obligations (or the Obligations of the other Guarantors) or any part thereof, including an increase or decrease of any rate of interest thereon; (ii) take and hold security (including other guarantees) for the payment of the Obligations or this guarantee, and exchange, enforce, waive, surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part any such security, or fail to perfect their interest in any such security, or to establish their priority with respect thereof; (iii) apply such security and direct the order or manner of sale thereof as the Banks in their sole discretion may determine; (iv) release or substitute, in whole or in part, the Borrower or any one or more endorsers or guarantors of any of all of the Obligations;
     (v) settle or compromise any or all of the Obligations with the Borrower or any endorser or guarantor of the Obligations; and

(vi) subordinate any or all of the Obligations to any other indebtedness of or claim against the Borrower or any other Obligor, whether owing to or existing in favor of the Banks or any other party. The Guarantors shall be and remain bound hereunder notwithstanding any such renewal, extension, acceleration, change, taking, holding, exchange, enforcement, waiver, surrender, modification, impairment, alteration, renewal, continuation, compromise, release, failure, application, direction, substitution, settlement or subordination. The Banks may without notice assign this guarantee in whole or in part.

          (b)  Continuing Guarantee.  This is a continuing guarantee of the
               --------------------
     guarantee previously existing in favor of the Banks under the Original Agreement; as amended and restated by the Existing Agreement and shall remain effective until the transactions contemplated by this Agreement have been completed and all Obligations have been fully and finally paid in cash, all Commitments have been terminated and the Letter of Credit has expired or been terminated. In the event that the Borrower becomes insolvent or may be adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of any bankruptcy or insolvency law, or if such a petition be filed against the Borrower, or the Borrower becomes the subject of any proceedings under any laws or regulations of any jurisdiction relating to the relief of debtors, and in any such proceedings some or all of the Obligations shall be terminated or rejected or any obligation of the Borrower thereunder modified or abrogated, the Guarantors agree that their liability hereunder shall not thereby be affected or modified, and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This guarantee shall continue to be effective or reinstated, as the case may be, if any payment of any Obligations must be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrower or any Obligor, or otherwise, as though such payment had not been made.

          (c)  Waiver of Notice, Etc.  The Guarantors waive all presentments,
               ---------------------
     demands, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, and notices of acceptance of this guarantee and of the existence, creation or incurring of new or additional Obligations. At the option of the Banks, the Guarantors or any of them may be joined in any action or proceeding commenced by the Banks against the Borrower in connection with or based upon the indebtedness or any security therefor and recovery may be had against the Guarantors in such action or proceeding against the Guarantors, without any requirement that the Banks first assert, prosecute or exhaust any remedy or claim against the Borrower or any other Person. Without limiting the foregoing, the Guarantors acknowledge that repeated and successive demands may be made and payments made hereunder in response to such demands as and when, from time to time, the Borrower may default in payment of the Obligations. Notwithstanding any such payments hereunder, this guarantee shall remain in full force and effect and shall apply to any and all subsequent defaults by the Borrower in payment of the Obligations.

     All settlements, compromises, compositions, accounts stated and agreed balances made in good faith between the Banks and the Borrower shall be binding upon the Guarantors.

          (d)  Additional Waivers.  The Guarantors waive any and all rights to
               ------------------
     require the Banks to (i) proceed against the Borrower or the other Guarantors, (ii) proceed against or exhaust any rights against the Borrower or any other Person or exhaust security held from the Borrower or the other Guarantors, or (iii) pursue any other remedy in the Banks' power whatsoever. The Banks may, at their election, exercise any right or remedy they may have against the Borrower or any security now or hereafter held by the Banks, including the right to foreclose upon any such security by judicial or nonjudicial sale and regardless of whether such sale is deemed to be commercially reasonable, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Obligations may thereby be paid. Only the net proceeds from any such foreclosure, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Obligations. The Banks may at their discretion purchase all or any part of such security so sold or offered for sale for their own account and may apply against the amount bid therefor all or any part of the Obligations for which such security is held. The Guarantors waive any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other Obligor or any such security, whether resulting from such election by the Banks, any defect in, failure of or loss or absence of priority with respect to the Banks' interest in such security, or otherwise. The Banks shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. The Guarantors waive any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower. The Guarantors shall have no right of subrogation, and waive any right to enforce any remedy which the Banks now have or may hereafter have against the Borrower, and waive any and all benefit of or right to participate in any security now or hereafter held by the Banks. Furthermore, the liability of each Guarantor under its guarantee shall be absolute, unconditional and irrevocable irrespective of:

               (i) any lack of validity, legality or enforceability of this Agreement or any other Instrument;

               (ii) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise; and

               (iii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable by such Bank in enforcing its rights under this guarantee.

          (e)  Independent Obligations.  The obligations hereunder are
               -----------------------
     independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantors, whether action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The Guarantors waive the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

          (f)  Subordination.  If an Event of Default has occurred and is
               -------------
     continuing, then any indebtedness of the Borrower now or hereafter held by any of the Guarantors shall be subordinated and postponed to the Obligations of the Borrower to the Banks, and the Guarantors agree that they will not accelerate the maturity of such indebtedness; and such indebtedness of the Borrower to any of the Guarantors, if the Banks so request, shall be collected, enforced and received by a Guarantor as trustee for the Banks and be paid over to the Banks, but without reducing or affecting in any manner the liability of any of the Guarantors under the other provisions of this guarantee. This subordination and postponement is independent of this guarantee.

          (g)  Inquiry into Powers, Etc.  It is not necessary for the Banks to
               ------------------------
     inquire into the powers of the Borrower or its officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Any sum which may not be recoverable from the Guarantors on the basis of a guarantee shall be recoverable from the Guarantors as the principal debtor and shall be paid to the Banks on demand with interest. The Guarantors assume the responsibility for being and keeping themselves informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the indebtedness which diligent inquiry would reveal, and agree that the Banks shall have no duty to advise the Guarantors of information known to them regarding such condition of any such circumstances.

          (h)  Assignment.  The Guarantors may not assign their rights or
               ----------
     delegate their obligations hereunder voluntarily or by operation of law without in each case obtaining the Banks' prior written consent, and any purported assignment or delegation without such consent shall be null and void. Consent by the Banks to any such assignment or delegation shall not relieve the Guarantors of any obligations or liabilities hereunder, unless such consent so states. No such consent shall constitute consent to any other or subsequent such assignment or delegation.

          (i)  Taxes.  The Guarantors will (i) pay all principal, interest, fees
               -----
     and all other amounts payable hereunder to the Banks free and clear and without deduction for any and all present and future taxes, duties, levies, compulsory loans, imposts, deductions, fees, charges, restrictions, conditions and withholdings, of whatsoever nature, if any, and all liabilities with respect thereto, excluding as to each Bank those which are imposed by the United States of America, or any other country in which such Bank's principal office or its lending branch is or may become organized or established, or any political subdivision or taxing authority in such respective countries and are imposed on or measured by the net income of such Bank of its lending branch or are imposed on or measured by the gross income, or gross receipts of, such Bank or its lending branch and are in lieu of taxes on or measured by the net income ("Taxes"); and (ii) pay and
                                                      -----
     indemnify the Banks against any liability for any United States of America or Canada interest equalization and similar taxes, stamp or any other transfer taxes with respect to this Agreement, and taxes (net of applicable deduction and credits actually taken) of all jurisdictions with respect to any amounts paid under this provision. If any Taxes or amounts to be paid under subsection (ii) of the preceding sentence are paid by any Bank, the Guarantors are required by applicable law to make any deduction or withholding as aforesaid from any payment of the principal or interest (including interest on any overdue principal) due hereunder or any other fees or amounts due hereunder in respect of any such Taxes, and the Guarantors shall pay such amount that after payment of any such Taxes to the appropriate taxing authority there shall be paid to each Bank the net amount otherwise payable hereunder in the absence of such Taxes.

          (j)  Agreement To Pay.  All payments by or on behalf of the Guarantors
               ----------------
     hereunder shall be in lawful money of the United States of America. The Guarantors agree to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by the Banks in the enforcement of this guarantee.

          (k)  Enforcement by Individual Bank.  The Guarantors agree that each
               ------------------------------
     Bank, acting alone, shall be entitled to enforce this guarantee.


                                  ARTICLE 7.
                               EVENTS OF DEFAULT

     SECTION 7.1.  Events of Default.  If any of the following events ("Events
                   -----------------                                    ------
of Default") shall occur and be continuing:
----------

          (a)  Nonpayment of Notes, Etc.  The Borrower shall fail to pay
               ------------------------
     principal of any Note or to return any Gold when due (whether at stated maturity or by prepayment or otherwise), or shall fail to pay interest hereunder or on any Instrument, or any fees payable hereunder, when due; or

          (b)  Representations and Warranties.  Any representation or warranty
               ------------------------------
     made by the Borrower or a Guarantor (or any of its officers) under or in connection with this Agreement or any Instrument shall prove to have been incorrect in any material respect when made, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrower or a Guarantor to the Agent or any Bank shall prove to have been incorrect in any material respect when made; or

          (c)  Noncompliance With this Agreement.  The Borrower or a Guarantor
               ---------------------------------
     shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to such person by the Agent; or

          (d)  Nonpayment of Other Indebtedness for Borrowed Money.  The
               ---------------------------------------------------
     Borrower or a Guarantor shall fail to pay any Debt in excess of $500,000 in principal amount (but excluding Debt evidenced by the Instruments) of the Borrower (or a Guarantor), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt, unless such default or event shall be waived by the holders or trustees for such Debt or unless such default or event of default is being contested in good faith and for which adequate reserves have been provided; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (e)  Bankruptcy, Insolvency, Etc.  The Borrower or a Guarantor shall
               ---------------------------
     generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or a Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against the Borrower or a Guarantor, shall remain undismissed for a period of sixty days; or the Borrower or a Guarantor shall take any corporate action to authorize any of the actions set forth in this subsection (e); or

          (f)  Judgment.  A final judgment or order for the payment of money in
               --------
     excess of $500,000 shall be rendered against the Borrower or a Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of ten consecutive days; or

          (g)  Termination Event.  Any Termination Event with respect to a Plan
               -----------------
     shall have occurred and be continuing thirty days after notice thereof shall have been given by the Borrower or a Guarantor to the Agent and such Plan's aggregate Amount of Unfunded Benefit Commitments (as defined in section 4001(a)(18) of ERISA) exceeds $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such aggregate Amount of Unfunded Benefit Commitments exceeds such amount); or

          (h)  Material Adverse Change.  In the reasonable opinion of the
               -----------------------
     Majority Banks, there shall occur any event or any condition shall exist which materially adversely affects (i) the ability of the Borrower or a Guarantor to perform its obligations under this Agreement, or (ii) the business or financial condition of the Borrower or a Guarantor; provided,
                                                                     --------
     that before a change will be deemed to be materially adverse by reason of a fluctuation in the price of Gold, account will be taken of the all-in product costs of the Borrower and such Guarantor; or

          (i)  Change in Ownership.  There shall occur any transfer, assignment
               -------------------
     or other event causing:

               (i) The Parent to cease to own directly or indirectly one hundred percent (100%) of each outstanding class of equity securities of the Borrower; or

               (ii)  A Change in Ownership or Management; or

          (j)  Repudiation or Termination of the Guarantee.  Any Guarantor shall
               -------------------------------------------
     have terminated or repudiated all or any part of its liability under

     Article 6 before the transactions contemplated by this Agreement have been
     ---------
     completed and all indebtedness hereunder has been fully and finally paid;
     or

          (k)  Failure of the Parent to Meet Certain Financial Criteria.  The
               --------------------------------------------------------
     Parent shall fail to, on a consolidated basis:

               (i) Maintain at all times (but tested at the end of each fiscal quarter) a ratio of Consolidated Net Tangible Assets to consolidated liabilities of at least 2:1. For the purposes hereof, (aa) consolidated liabilities shall exclude current liabilities other than the current portion of (x) long-term debt and (y) deferred revenue and
          (z) interest bearing short-term debt; deferred income taxes; deferred revenue in respect of gold purchase warrants or any securities or options similar thereto; and deferred income to the extent it represents a nonfinancial obligation, and (bb) consolidated liabilities shall include the Stated Amount of the Letter of Credit and also preferred shares having a maturity, or which are retractable at the option of the holder, prior to the Maturity Date; or

               (ii) Ensure at all times (but tested at the end of each fiscal quarter) the Mining Group Net Present Value of the Mining Group Future Cash Flow is equal to, or in excess of, 1.4 times the aggregate of the consolidated total Debt of the Parent and any such other Debt of the Borrower or Guarantors which is not reflected in the consolidated financial statements of the Parent. For the purposes of this clause
                                                                        ------
          (k)(ii), (aa) all obligations in the form of Gold or Silver loans and
          -------
          all revenues from the repayment of Gold or Silver loans shall be valued at the respective Advance Date Values of each such loan, and
          (bb) the "consolidated total Debt of the Parent" shall include the Stated Amount of the Letter of Credit and not include Debt whose sole recourse is to a future mine and is otherwise nonrecourse to the Borrower and the Guarantors; or


          (l)  Forward Sale.  The Borrower shall be in default under any Forward
               ------------
     Sale;

then, upon the occurrence of an event under clause (e) above, automatically,
                                            ----------
without notice of any kind, the obligation of each Bank or the Issuer to make an Advance and enter into a Forward Sale shall terminate and the unpaid balance of the Instruments, all interest thereon and all other amounts payable under this Agreement and the other Instruments, shall become immediately due and payable and at the option of each Bank, the delivery date of any one or more outstanding Forward Sales held by such Bank shall become the date of such event; and, upon the occurrence of an event under any other clause above, the Agent shall at the request of the Majority Banks by notice to the Borrower, (i) declare the obligation of each Bank or the Issuer to make an Advance and enter into a Forward Sale to be terminated, whereupon the same shall forthwith terminate, and
(ii) declare the Instruments, all interest thereon and all other amounts payable under this Agreement and the other Instruments to be forthwith due and payable and at the option of each Bank, the delivery date under any one or more outstanding Forward Sales held by such Bank to be the day of such notice; whereupon, in any case, all Gold and Dollars borrowed hereunder shall be returned forthwith and all such interest and all such amounts shall become and be forthwith due and payable, together with any Breakage Costs and any other transaction and other costs, and the Borrower shall have deposited Dollars in a cash collateral account maintained with (and under the sole dominion and control of) the Agent in the Stated Amount of the Letter of Credit and at the option of each Bank, Gold subject to any one or more Forward Sales held by such Bank shall be delivered forthwith to such Bank, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.


                                 ARTICLE 8.
                                 THE AGENT

     SECTION 8.1.  Authorization and Action.  Each Bank hereby appoints and
                   ------------------------
authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Instruments as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Instruments (including, without limitation, enforcement or collection of the Instruments), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks and all holders of Instruments; provided,
                                                                --------
however, that the Agent shall not be required to take any action which exposes
-------
the Agent to personal liability or which is contrary to this Agreement or any other Instrument or applicable law.

     SECTION 8.2.  Notification of Banks.  Upon receipt by the Agent from the
                   ---------------------
Borrower of any communication calling for an action on the part of the Banks or upon notice to or actual knowledge by the Agent of any Event of Default, it will in turn promptly inform the other Banks in writing or by telex or electronic facsimile transmission of the nature of such communication or of such Event of Default, as the case may be.

     SECTION 8.3.  Agent's Reliance, Etc.'  Neither the Agent nor any of its
                   --------------------- -
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Instrument, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Instrument as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance by the Borrower of any of the terms, covenants or conditions of this Agreement or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Instrument or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telex or electronic facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.4.  The Bank of Nova Scotia and Affiliates.  With respect to its
                   --------------------------------------
Commitments, the Term Advances and the Revolving Advances made by it and the Letter of Credit and other Instruments issued to it, The Bank of Nova Scotia shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include The Bank of Nova Scotia in its individual capacity. The Bank of Nova Scotia and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Affiliates and any person or entity who may do business with or own securities of the Borrower or any Affiliate, all as if The Bank of Nova Scotia were not the Agent and without any duty to account therefor to the Banks.

     SECTION 8.5.  Bank Credit Decision.  Each Bank acknowledges that it has,
                   --------------------
independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Instrument. Each Bank further acknowledges that it has not, nor is it entitled to, rely on information (if any) provided to it by agents, officers, or employees of the Agent (including any mining engineer employed by the Agent).

     SECTION 8.6.  Indemnification.  The Banks agree to indemnify the Agent (to
                   ---------------
the extent not reimbursed by the Borrower), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any other Instrument, including reasonable attorneys' fees, or any action taken or omitted by the Agent under this Agreement or any other Instrument, provided that no Bank shall be liable for any portion of such
            --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct or from the Borrower's failure to pay any principal, interest or fees hereunder when due. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights and responsibilities under, this Agreement or any other Instrument to the extent the Agent shall not have been reimbursed for such expenses by the Borrower.

     SECTION 8.7.  Successor Agent.  The Agent may resign at any time by giving
                   ---------------
written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Banks other than the Agent. Upon any such resignation or removal, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within thirty days after the retiring Agent's giving of notice of resignation or the Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state hereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, and Section 9.5 shall continue to inure to its benefit.
               -----------


                                  ARTICLE 9.
                                 MISCELLANEOUS

     SECTION 9.1.  Waivers, Amendments, Etc.  The provisions of this Agreement
                   ------------------------
and of each other Instrument may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Majority Banks; provided, however, that no such
                                        --------  -------
amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Banks or by the Majority Banks shall be effective unless consented to by each Bank;

          (b)  modify this Section, modify Article 6, release any Guarantor,
                                           ---------
     change the definition of "Majority Banks", increase the Commitment or the
                               --------------
     Percentage of any Bank, modify any fees described in Section 2.14 or extend
                                                          ------------
     the Maturity Date shall be made without the consent of each Bank;

          (c) extend the due date for, or modify the amount of, any scheduled repayment or prepayment of principal of or interest on any Advance (or modify the principal amount of or interest on any Advance) shall be made without the consent of the holder of the Note or Gold Receipt evidencing such Advance;

          (d) increase the Stated Amount of the Letter of Credit shall be made without the consent of the Issuer; or

          (e) affect adversely the interests, rights or obligations of (i) the Agent (in its capacity as the Agent), or the Issuer (in its capacity as the Issuer), shall be made without the consent of the Agent or the Issuer, as the case may be.

No failure or delay on the part of the Agent, any Bank or the holder of any Note or Gold Receipt in exercising any power or right under this Agreement or any other Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Bank or the holder of any Note or Gold Receipt under this Agreement or any other Instrument shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 9.2.  Notices, Etc.  All notices and other communications provided
                   ------------
for hereunder shall be in writing (including telex and electronic facsimile communication) and mailed, sent by facsimile or delivered, if to the Borrower or a Guarantor, c/o Echo Bay Inc., 6400 Fiddler's Green Circle, Suite 1000, Englewood, Colorado 90111, Attention: Vice President and Treasurer (facsimile
(303) 714-8995); if to any Bank or the Agent, at its address set forth under its name on the signature pages hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or sent by facsimile, be addressed as aforesaid, except that notices to the Agent pursuant to the provisions of Article 2 shall not be effective until received by the Agent.
              ---------

     SECTION 9.3.  No Waiver; Remedies.  No failure on the part of the Agent or
                   -------------------
any Bank to exercise, and no delay in exercising, any right hereunder or under any Instrument shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Instrument preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4.  Accounting Terms.  All accounting terms not specifically
                   ----------------
defined herein shall be construed in accordance with Canadian GAAP consistently applied, except as otherwise stated herein. The principal amount of all Borrowings of Gold shall be the Dollar Value of such Gold at the date of determination of such principal amount.

     SECTION 9.5.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
                   -------------------------
demand all reasonable, out-of-pocket costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Instruments, and the other documents to be delivered hereunder (including any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Instrument as may from time to time hereafter be required) including the reasonable fees and out-of-pocket expenses of counsel for the Agent and for any Bank with respect thereto and with respect to advising the Agent or any Bank as to its rights and responsibilities under this Agreement and each other Instrument, and all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Instruments, and the other documents to be delivered hereunder, provided that the Borrower shall not be obligated to pay fees or expenses of counsel for any Bank other than the Agent incurred in connection with the preparation, execution and delivery of this Agreement, the Instruments and the other documents to be delivered hereunder prior to or at the time of the Amendment Effective Date. Without limiting the generality of the foregoing, the Borrower agrees to pay the reasonable fees and expenses of the Agent's mining engineer incurred from time to time, including in connection with an annual tour and inspection of all mines in the Mining Group.

     In addition to any amounts that may become payable under Section 2.22, the
                                                              ------------
Borrower shall pay any and all stamp, mortgage recording and other taxes, filing fees or charges payable or determined to be payable in connection with the execution and delivery of this Agreement, the Instruments, and the other documents to be delivered hereunder, and agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, filing fees or charges. The Borrower agrees to indemnify and hold harmless the Agent and each Bank on demand against any taxes (including any late payment penalties or interest) imposed by any state of the United States or any agency or political subdivision thereof on or in respect of (i) the interest and other amounts payable on any loan under this Agreement and (ii) any payment of indemnity under this sentence, so that such interest and indemnity payments shall be in an aggregate amount which, after deduction of all such taxes (including penalties and interest) in respect of such aggregate amount, will be equal to the amount of such interest.

     In addition to the payment of expenses pursuant to the preceding paragraphs, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold harmless the Agent, each of the Banks, and the officers, directors, employees, agents and other Affiliates of the Agent and the Banks (collectively called the "Indemnitees")
                                                                -----------
from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of this Agreement or the Instruments, the Banks' agreement to make the Advances or participate in the Letter of Credit hereunder, the Issuer's agreement to issue the Letter of Credit, the making of the Advances hereunder, or in any way arising from any actions in connection with the transactions contemplated hereby, or the use or intended use of the proceeds of Advances, including in respect of any violation or alleged violation of any Environmental Laws (the "indemnified liabilities"); provided, that the Borrower shall have no
           -----------------------    --------
obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     SECTION 9.6.  Right of Setoff.  Upon the occurrence and during the
                   ---------------
continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower or the Parent (any such notice being expressly waived by the Borrower and the Parent), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or the Parent against any and all of the obligations of the Borrower and/or the Parent now or hereafter existing under this Agreement and the Instruments, although such obligations may be contingent and unmatured. Each Bank agrees promptly to notify the Borrower and the Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     SECTION 9.7.  Successors and Assigns; Governing Law.
                   -------------------------------------

          (a)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
     shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither the Borrower, the
                             --------  -------
     Parent nor the Guarantors may assign or transfer their respective rights or obligations hereunder without the prior written consent of the Agent and all Banks and the rights of sale, assignment and transfer of the Banks are subject to the following clause (b).
                              ----------

          (b)  Assignments and Participations.  Any Bank may, with the prior
               ------------------------------
     approval of the Borrower and the Agent (which approvals shall not be unreasonably withheld, and which consent of the Borrower shall not be required during the continuation of an Event of Default) and the Issuer, assign and delegate to its successors and affiliates or one or more banks or other financial institutions all or any part of any Advance or Advances owing to the Bank and all or any part of such Bank's Commitment; provided,
                                                                      --------
     that (a) each such assignment and delegation shall be of a constant, and not a varying, percentage of the assigning Bank's Revolving Commitment, Revolving Advances, Letter of Credit Commitment and Term Advances, (b) each such assignment and delegation shall be in a minimum aggregate amount of $10,000,000 (or, if less, the then remaining amount of such Bank's Advances, Commitments and obligations to reimburse Disbursements under the terms of this Agreement), and (c) each such assignment and delegation does not result in increased costs to the Borrower at the time of such assignment and delegation. Each assignee (an "Assignee Bank") shall
                                                    -------------
     provide the Agent written notice of such assignment and delegation, together with payment instructions, addresses, the Schedule of Gold Rates per annum, and related information with respect to such Assignee Bank and such Assignee Bank and the assignor Bank shall execute and deliver to the Borrower and the Agent an assignment agreement substantially in the form of Exhibit K hereto (an "Assignment Agreement"). Such assignor Bank or such
     ---------             --------------------
     Assignee Bank must also pay a processing fee to the Agent upon delivery of any Assignment Agreement in the amount of $2,500 (which fee shall be for the sole account of the Agent). From and after the date the Agent accepts such Assignment Agreement, (x) the Assignee Bank thereunder shall be automatically deemed to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Bank in connection with such Assignment Agreement, shall have the rights and obligations of a Bank hereunder and under any documentation executed in connection herewith and (y) the assignor Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Assignment Agreement, shall be released from its obligations hereunder and under the related loan documentation. Within five Business Days after its receipt of notice that the Agent has received an executed Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the Assignee Bank) new Notes and Gold Receipts evidencing such Bank's assigned Advances and Commitments. Any attempted assignment and delegation not made in accordance with this subsection shall be null and void. Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          Any Bank may, with prior notice to the Borrower and the Agent, at any time sell to one or more banks or other financial institutions participating interests in any or any part of its Advances, its Commitments or other interests of such Bank hereunder; provided, however, that
                                                --------  -------

               (i) no participation contemplated in this clause shall relieve such Bank from its Commitments or its other obligations hereunder or under any other document executed in connection herewith,

               (ii) such Bank shall remain solely responsible for the performance of its Commitments and such other obligations,

               (iii) the Borrower, each Guarantor and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other documents executed in connection herewith,

               (iv) each participant shall be entitled to receive the same information concerning the Borrower as a Bank hereunder, subject to compliance with Section 9.11, and
                          ------------

               (v) no participant shall be entitled to require such Bank to take or refrain from taking any action hereunder or under any other document executed in connection herewith, except that such Bank may agree with any participant that such Bank will not, without such participant's consent, take any actions of the type described in clause (b) or (c) of Section 9.1 with respect to the Advances and
          ----------    ---    -----------
          Commitments in which it is participating.

          (c)  Governing Law.  This Agreement and (except as set forth in the
               -------------
     next sentence), the Instruments shall be governed by, and construed in accordance with the laws of the State of Colorado. THE LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NUMBER 590 (THE "ISP RULES") AND, AS TO MATTERS NOT GOVERNED BY THE ISP
                      ---------
     RULES, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.8.  Consent to Jurisdiction.  The Borrower and the Guarantors
                   -----------------------
irrevocably submit to the nonexclusive jurisdiction of (i) any United States federal or Colorado State court sitting in the City of Denver, (ii) any United States federal or New York State court sitting in the City of New York and (iii) any United States federal or Georgia State court sitting in the City of Atlanta in any action or proceeding arising out of this Agreement and agree that all claims and matters in respect of such action and proceeding may be heard and determined by such federal or State court. The Borrower and the Guarantors also waive any objection they might now or hereafter have on the ground that any such action or proceeding in such federal or State court has been brought in an inconvenient forum. The Borrower and the Guarantors agree that service of process may be made upon them by service on The Corporation Company at its office in Denver in any such action or proceeding, and hereby irrevocably appoint said The Corporation Company as Agent for service of process therein.

     SECTION 9.9.  Waiver of Jury Trial  .  THE AGENT, THE BANKS, EACH GUARANTOR
                   --------------------
AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE EXISTING AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THIS AGREEMENT.

     SECTION 9.10.  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 9.11.  Confidentiality.  Each Bank agrees to use reasonable efforts
                    ---------------
to ensure that any information concerning the Borrower and the Guarantors obtained by such Bank or any authorized agents or representatives of such Bank pursuant to this Agreement which is not contained in a report or other document filed with the Securities and Exchange Commission, distributed by the Borrower or the Guarantors to shareholders or otherwise available to the public generally or otherwise independently known by such Bank (otherwise than by breach of these confidentiality obligations by such
Bank) will, to the extent permitted by law and except as may be required by valid subpoena or other external reporting requirements or as may be necessary in litigation in the sole determination of the Banks, be treated confidentially by such Bank and will not be distributed or otherwise made available by such Bank to any Person other than such Bank's employees, authorized agents or representatives who have a reasonable need to know such information. Notwithstanding the foregoing, any Bank may furnish copies of any information received hereunder to any assignee or participant pursuant to Section 9.7 (including any potential assignee or participant, so
            -----------
long as such Person agrees in writing to be bound by the terms of Section 9.7).
                                                                  -----------

     SECTION 9.12.  Severability.  In the event that any one or more provisions
                    ------------
contained in this Agreement should for any reason be held to be unenforceable in any respect under the laws of the United States of America or any state, such unenforceability shall not affect any other provision hereof, and this Agreement shall be construed in the applicable jurisdiction as if such unenforceable provision had not been contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              ECHO BAY INC.


                              By:   /s/ Peter H. Cheesbrough
                                  ---------------------------------------------
                                  Title: Senior Vice President, Finance & CFO


                              ECHO BAY MINES LTD.


                              By:   /s/ Peter H. Cheesbrough
                                  ---------------------------------------------
                                  Title: Senior Vice President, Finance & CFO


                              ROUND MOUNTAIN GOLD CORPORATION


                              By:   /s/ Peter H. Cheesbrough
                                  ---------------------------------------------
                                  Title: Senior Vice President, Finance & CFO


                              ECHO BAY MINERALS COMPANY


                              By:   /s/ Peter H. Cheesbrough
                                  ---------------------------------------------
                                  Title: Senior Vice President, Finance & CFO


                              ECHO BAY EXPLORATION INC.


                              By:   /s/ Peter H. Cheesbrough
                                  ---------------------------------------------
                                  Title: Senior Vice President, Finance & CFO


                              ECHO BAY CAPITAL CORPORATION


                              By:   /s/ Peter H. Cheesbrough
                                  ---------------------------------------------
                                  Title: Senior Vice President, Finance & CFO

                              THE BANK OF NOVA SCOTIA


                              By:   /s/ J.W. Richmond
                                  --------------------------------------------
                                  Title: Senior Relationship Manager

                              By:   /s/ Sharon D. McIntyre
                                  --------------------------------------------
                                  Title: Relationship Manager


                              Address For Notices to Agent:

                              The Bank of Nova Scotia
                              600 Peachtree Street, N.E.
                              Suite 2700
                              Atlanta, GA  30308
                              Attention:  Michael Silveira
                              Telecopy No.:  (404) 888-8988


                              Address For Notices to Bank--Gold Borrowings:

                              The Bank of Nova Scotia
                              Scotia Capital Markets
                              ScotiaMocatta
                              40 King Street West
                              Scotia Plaza, 68th Floor
                              Toronto, Ontario  M5W 2X6
                              CANADA
                              Attention:  Director
                              Telecopy No.:  (416) 866-6897

                              With Copy (stamped "For Advice Only") to:

                              The Bank of Nova Scotia
                              600 Peachtree Street, N.E.
                              Suite 2700
                              Atlanta, GA  30308
                              Attention:  Michael Silveira
                              Telecopy No.:  (404) 888-8988

                              With Copy (stamped "For Advice Only") to:


                              The Bank of Nova Scotia
                              Corporate Banking - Mining
                              44 King Street West
                              Toronto, Ontario  M5H 1H1
                              CANADA
                              Attention:  Vice President
                              Telecopy No.:  (416) 866-2010

                              Address For Notices to Bank--Base and LIBOR
                              Borrowings:

                              The Bank of Nova Scotia
                              600 Peachtree Street, N.E.
                              Suite 2700
                              Atlanta, GA  30308
                              Attention:  Michael Silveira
                              Telecopy No.:  (404) 888-8988

                              With Copy (stamped "For Advice Only") to:

                              The Bank of Nova Scotia
                              Corporate Banking - Mining
                              44 King Street West
                              Toronto, Ontario  M5H 1H1
                              CANADA
                              Attention:  Vice President
                              Telecopy No.:  (416) 866-2010

                                      CANADIAN IMPERIAL BANK OF COMMERCE


                                      By:  /s/ D.T. Clee
                                          ----------------------------------
                                         Name: D.T. Clee
                                         Title: Managing Director

                                      Address For Notices to Bank--Gold
                                      Borrowings:

                                      Canadian Imperial Bank of Commerce
                                      Investment Bank
                                      Precious Metals Dept.
                                      5th Floor
                                      161 Bay Street
                                      Toronto, Ontario  M5J 258
                                      CANADA
                                      Attention: George Francois
                                      Telecopy No.: (416) 594-8333


                                      With Copy (Stamped "For Advice
                                      Only") to:


                                      Canadian Imperial Bank of Commerce
                                      Atlanta Agency
                                      2722 Paces Ferry Road
                                      Suite 1200
                                      Atlanta, GA 30339
                                      Attention:  Loan Administration Department
                                      Telex No.:  54-2413
                                      Telecopy No.:  (770) 319-4950

                                      With Copy to:

                                      Canadian Imperial Bank of Commerce
                                      Corporate Bank
                                      Global Mining Group
                                      161 Bay Street, BCE Place
                                      8th Floor
                                      Toronto, Ontario M5J 2S8
                                      CANADA
                                      Telecopy No.:  (416) 594-8347


                                      Also With Copy to:

                                      Canadian Imperial Bank of Commerce
                                      Corporate Bank
                                      425 Lexington Avenue
                                      8th Floor
                                      New York, NY 10017
                                      Telecopy No.:  (212) 856-3761


                                      Address For Notices to Bank--Base
                                      Borrowings:

                                      Canadian Imperial Bank of Commerce
                                      Atlanta Agency
                                      2722 Paces Ferry Road
                                      Suite 1200
                                      Atlanta, GA  30339
                                      Attention:  Loan Administration Department
                                      Telex No.:  54-2413
                                      Telecopy No.:  (770) 319-4950

                                      With Copy to:

                                      Canadian Imperial Bank of Commerce
                                      Corporate Bank
                                      Global Mining Group
                                      161 Bay Street, BCE Place
                                      8th Floor
                                      Toronto, Ontario M5J 2S8
                                      CANADA
                                      Telecopy No.:  (416) 594-8347



                                      With Copy to:

                                      Canadian Imperial Bank of Commerce
                                      425 Lexington Avenue
                                      8th Floor
                                      New York, NY 10017
                                      Telecopy No.:  (212) 856-3761


                                      Address For Notices to Bank--LIBOR
                                      Borrowings:

                                      Grand Cayman Branch
                                      c/o Canadian Imperial Bank of
                                      Commerce
                                      Atlanta Agency
                                      2722 Paces Ferry Road
                                      Suite 1200
                                      Atlanta, GA 30339
                                      Attention:  Loan Administration Department
                                      Telex No.:  54-2413
                                      Telecopy No.: (770) 319-4950

                                              With Copy to:

                                              Canadian Imperial Bank of Commerce
                                              Corporate Bank
                                              Global Mining Group
                                              161 Bay Street, BCE Place
                                              8th Floor
                                              Toronto, Ontario M5J 2S8
                                              CANADA
                                              Telecopy No.:  (416) 594-8347


                                              With Copy to:

                                              Canadian Imperial Bank of Commerce
                                              425 Lexington Avenue
                                              8th Floor
                                              New York, NY 10017
                                              Telecopy No.:  (212) 856-3761

                                CREDIT SUISSE


                                By:  /s/ Didier Siffer
                                    --------------------------------------------
                                   Title: Vice President


                                By:  /s/ Graham Hunt
                                    --------------------------------------------
                                   Title: Director



                                Address For Notices to Bank--Gold Borrowings:

                                Credit Suisse First Boston
                                11 Madison Avenue
                                5th Floor
                                New York, NY  10010
                                Attention:  Dan McEvoy
                                       Precious Metal Desk
                                Telecopy No.:  (212) 325-8042

                                With Copy to:

                                Credit Suisse First Boston
                                5 World Trade Center
                                8th Floor
                                New York, NY 10027
                                Attn: Gennaro Sarasola
                                    Client Services
                                Telecopy No.:  (212) 335-0576

                                Address for Notices to Bank--Base
                                Borrowings:

                                Credit Suisse First Boston
                                5 World Trade Center
                                8th Floor
                                New York, NY 10027
                                Attn: Gennaro Sarasola
                                    Client Services
                                Telecopy No.:  (212) 335-0576


                                Address for Notices to Bank--LIBOR
                                Borrowings:

                                Credit Suisse First Boston
                                5 World Trade Center
                                8th Floor
                                New York, NY 10027
                                Attn: Gennaro Sarasola
                                    Client Services
                                Telecopy No.:  (212) 335-0576

                         THE CHASE MANHATTAN BANK


                         By:  /s/ James H. Ramage
                         ------------------------
                         Title: Vice President


                         Address for Notices to Bank:

                         270 Park Avenue
                         New York, NY 10017
                         Attention:  James H. Ramage
                         Telecopy:  (212) 270-4724


                         Addresses For Notices to Bank--Gold Borrowings:

                         The Chase Manhattan Bank
                         One Chase Manhattan Plaza
                         New York, NY  10081
                         Attention:  Bullion Division
                                   1 CMP-15
                         Telecopy No.:  (212) 552-2259


                         With Copy to:

                         270 Park Avenue
                         New York, NY 10017
                         Attention:  James H. Ramage
                         Telecopy No.:  (212) 270-4724


                         Address For Notices to Bank--Base and LIBOR Borrowings:

                         The Chase Manhattan Bank
                         One Chase Manhattan Plaza
                         New York, NY 10081
                         Attention:  Rocky Chan

                         Telecopy No.:  (212) 552-4455

                            REPUBLIC NATIONAL BANK OF NEW YORK


                            By:  /s/ Richard Ward
                               -------------------------------
                                 Title: Vice President


                            Address for Notices to Bank:

                            Republic National Bank of New York
                            452 Fifth Avenue
                            New York, NY  10018
                            Attention:  David C. DeMilt
                            Telecopy:  (212) 525-6581


                            Addresses For Notices to Bank--Gold Borrowings:

                            Republic National Bank of New York
                            452 Fifth Avenue
                            New York, NY  10018
                            Attention:  Richard D. Gibbons
                            Telecopy No.:  (212) 525-6535


                            With Copy to:

                            Republic National Bank of New York
                            452 Fifth Avenue
                            New York, NY  10018
                            Attention:  David C. DeMilt
                            Telecopy No.:  (212) 525-6581

                                   Address For Notices to Bank--Base and LIBOR
                                   Borrowings:

                                   Republic National Bank of New York
                                   452 Fifth Avenue
                                   New York, NY  10018
                                   Attention:  Richard D. Gibbons
                                   Telecopy No.:  (212) 525-6535

                            BARCLAYS BANK PLC


                            By:  /s/ John P. McMahon
                               ------------------------------------
                                 Title: Vice President


                            Address for Notices to Bank:

                            Barclays Bank PLC
                            222 Broadway, 12th Floor
                            New York, NY  10038
                            Attention:  John McMahon
                            Telecopy:  (212) 412-5661


                            Addresses For Notices to Bank--Gold Borrowings:

                            Barclays Bank PLC
                            Barclays Precious Metals
                            6th Floor, 2 Minster Court
                            Mincing Lane
                            London, EC3R 788
                            Attention:  Ms. Sylvia Williams
                            Telecopy No.:  011 44 171 621 5292


                            With Copy to:

                            Barclays Bank PLC
                            222 Broadway, 12th Floor
                            New York, NY  10038
                            Attention:  Noreen Perez
                            Telecopy No.:  (212) 412-5306/5307/5308

                            Address For Notices to Bank--Base and LIBOR
                            Borrowings:

                            Barclays Bank PLC
                            222 Broadway, 12th Floor
                            New York, NY  10038
                            Attention:  Noreen Perez
                            Telecopy No.:  (212) 412-5306/5307/5308